                                                                   Exhibit 10.29

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                              NXSTAGE MEDICAL, INC.
                                   DAVITA INC.
                       NATIONAL SERVICE PROVIDER AGREEMENT

Date of Agreement:                    February 7, 2007 ("Effective Date")

National Service Provider:            DaVita Inc. ("Customer")

Street Address of Customer:           601 Hawaii Street

City, State, Zip of Customer:         El Segundo, CA 90245

Customer Contact and Phone No.:       Jim Mieszala, President, DVA@Home

NxStage Customer Service Phone No.:   1-866-NxStage (1-866-697-8243)

Contract No.:                         To be assigned

Contract Term:                        From the Effective Date through December
                                      31, 2009, which term may be extended in
                                      six (6) month increments for up to two
                                      additional years; provided that, as a
                                      condition to such contract extension,
                                      Customer shall have at least [**] NxStage
                                      Patients (as hereafter defined) at
                                      December 31, 2009, and as a continuing
                                      condition to such up to additional two (2)
                                      year period, Customer must meet each of
                                      the Minimum Percentage Increases set forth
                                      in Schedule E for the three subsequent six
                                      months periods following December 31,
                                      2009. If such Minimum Percentage Increases
                                      are not met as a result of Customer's
                                      failure to submit adequate purchase orders
                                      for Monthly Dialysis Supplies for named
                                      patients for which NxStage has received
                                      Patient Prescription Monthly Standing
                                      Orders by the expiration of each six (6)
                                      month extension period, this Agreement may
                                      be terminated by NxStage upon thirty (30)
                                      days prior written notice to Customer,
                                      except as otherwise provided in Schedule E
                                      hereto (the "Term")

Attached Schedules:                   Schedule A: General Terms and Conditions

                                      Schedule B: Program and Pricing

                                      Schedule C: Warranty/Service

                                      Schedule D: Authorized Customer Locations
                                                  (Schedule listing the Customer
                                                  locations authorized to order
                                                  under, and covered by, this
                                                  Agreement.)

NxStage Medical, Inc.
439 South Union St., 5th Floor
Lawrence, MA 01843
Tel: 866-NXSTAGE (697-8243)

                                                  Such locations may include
                                                  home hemodialysis program
                                                  sites of (i) Customer, (ii)
                                                  wholly-owned Customer
                                                  subsidiaries, (iii)
                                                  independent dialysis clinics
                                                  that have entered into
                                                  management contracts with
                                                  Customer covering the purchase
                                                  of products, including the
                                                  NxStage System One, and (iv)
                                                  dialysis clinics held by
                                                  Customer in a joint venture
                                                  structure.

                                      Schedule E: Preferred Relationship

Chronic Outpatient Therapy
Purchase and Rental Agreement DaVita, Inc.

ALL TERMS (INCLUDING THOSE CONTAINED IN THE SCHEDULES ATTACHED HERETO) ARE ACCEPTED AND AGREED TO ON BEHALF OF:

DAVITA INC.


By:
    ----------------------------------

/s/ Mark Harrison
--------------------------------------
(authorized signature)

Mark Harrison
--------------------------------------
(printed name)

Chief Financial Officer
--------------------------------------
(title)

2/7/07
--------------------------------------
(date)


NXSTAGE MEDICAL, INC.


By:
    ----------------------------------

/s/ Jeffrey H. Burbank
--------------------------------------
(authorized signature)

Jeffrey  H. Burbank
--------------------------------------
(printed name)

President & CEO
--------------------------------------
(title)

2-7-07
--------------------------------------
(date)

Chronic Outpatient Therapy
Purchase and Rental Agreement DaVita, Inc.

                                   SCHEDULE A

                           CHRONIC OUTPATIENT THERAPY
                          GENERAL TERMS AND CONDITIONS

The following general terms and conditions apply to the purchase and rental of NxStage Medical, Inc. ("NxStage") Products for use in chronic patient therapy.

1. PURCHASES AND RENTALS

The purchase or rental, as the case may be, of the NxStage System One (consisting of either a System One Cycler (hereinafter "Cycler"), Warmer (hereinafter "Warmer"), and Stand (hereinafter "Stand"), or a Cycler and System One PureFlow SL (hereinafter "PureFlow SL") as the case may be (such equipment hereinafter collectively referred to as the "System One" or "System"), and related System One disposables for chronic home and in-center self care use ("Products", which may or may not be manufactured by NxStage) under this Agreement shall be initiated by purchase orders covering one month of Monthly Dialysis Supplies (as hereafter defined) consistent with then-current Patient Prescription Monthly Standing Orders received by NxStage. For purposes hereof, "Patient Prescription Monthly Standing Orders" shall mean NxStage's standard patient prescription form for the System One and Monthly Dialysis Supplies for named patients signed by the treating physician. If the terms and provisions of the purchase order conflict with or are in addition to the terms of this Agreement, the terms of this Agreement shall control.

To purchase or rent Products, Customer must provide NxStage with a valid Patient Prescription Monthly Standing Order for the named NxStage patient(s) who will receive chronic therapy.

2. PRICING

Pricing for goods/services purchased or rented during the term of this Agreement are outlined in Schedule B.

3. LIMITATIONS ON SALE AND USE

All Products are to be used by Customer in the Continental United States at Authorized Customer Locations and are not to be resold, transferred or remarketed. Notwithstanding the foregoing, Customer may transfer Products to a third party in connection with the sale of an outpatient dialysis clinic by Customer which includes Products then in use by such clinic's patients in the assets that are sold, subject to NxStage's prior written consent, which shall not be unreasonably withheld. Products are to be used only for chronic home and in-center self-care patient therapy for treatment of named NxStage patients.

4. SHIPPING

All prices contained in Schedule B include shipping costs to Customer's designated destination in the 48 continental states via common carrier unless otherwise stated. NxStage shall use reasonable diligence to ensure that Products are shipped according to Customer's delivery requirements. Any extra charges for inside delivery, or other type of special delivery requested by Customer shall be prepaid by NxStage and added to the Customer's invoice. If an expedited shipment (requiring delivery in less than [**] business days) must be made at Customer's request, Customer agrees to pay for all incremental Product shipping charges in excess of what standard shipping costs would be for unexpedited shipment. Shipping for Products purchased hereunder is F.O.B. Customer's designated destination as provided above.

Customer must notify NxStage Customer Service in writing of any irregularity in a Product shipment within the later of [**] days of receipt of the shipment or [**] days of discovery of a concealed defect in such shipment. All evidence of shipping damage or over- or under shipment should be noted on the carrier's freight bill and the carrier should countersign the document. In the absence of timely written

Chronic Outpatient Therapy
Purchase and Rental Agreement DaVita, Inc.

notice, acceptance will be conclusively presumed. NxStage shall use all commercially reasonable efforts to replace goods damaged in transit and remedy Product delivery shortages within [**] days of receiving notice thereof from Customer.

Travel Delivery for Customer's Patients: Contract prices for cartridges and fluids are extended to Customer's traveling patients when traveling within the 48 continental states as long as NxStage is given reasonable notice of the change in delivery site, NxStage receives a prescription from the patient's physician requesting travel delivery, and NxStage is not required to alter standard case shipping volumes to satisfy special travel/vacation delivery requirements. This benefit may be used for no more than [**] trips per patient; for a maximum of [**] weeks per patient in total annually. Requests for travel/vacation delivery in excess of [**] trips or [**] weeks annually, to locations outside of the 48 continental states, in non-standard shipping volumes, or which are made with insufficient notice, shall be subject to approval from NxStage and additional shipping charges. At Customer's request, NxStage will bill the patients directly for any such additional charges and such charges must be prepaid. Customer's patients' standard monthly shipments shall be adjusted to account for all travel supplies delivered. NxStage will not arrange for delivery of Cyclers or Warmers. Customer (and its patients) is responsible for transporting the Cyclers and Warmers according to the shipping directions provided by NxStage in the device Operator's Manuals and other supplements as required. Customer shall be responsible for any damages to such equipment as a result of any improper shipping by Customer (or its patients).

5. PAYMENT

Payments shall be due and payable on a net [**] day basis. Payments made within [**] days of invoicing shall be subject to a [**] percent ([**]%) discount on the total amount due. Payments made more than [**] days after the stated term will be subject to a past due service charge of [**] percent ([**]%) per month (or the highest rate permitted by applicable law, whichever is less), except for any portion of an invoice disputed by Customer in good faith.

If Customer fails to pay any portion of its undisputed balance within sixty (60) days of the date of the invoice, NxStage may, at its option, terminate this Agreement and any other agreements between NxStage and Customer upon [**] days written notice and Customer's failure to cure within such [**] days.

Any invoice dispute must be made by Customer in good faith. Customer must notify NxStage of any invoice disputes in writing within [**] days of its receipt of an invoice, and the parties shall take all commercially reasonable efforts to resolve any billing disputes within [**] days.

6. DISCOUNTS AND REBATES

Discounts and rebates earned under this Agreement are "Discounts or Other Reductions in Price" to Customer under 42 U.S.C. Section 1320a-7b(b)(3)(A) of the Social Security Act, and shall be properly reported by Customer on applicable Medicare and Medicaid claims and cost reports. Customer will retain a copy of this Agreement and all related notices and communications from NxStage, together with invoices hereunder (which will indicate that a discount or end of period rebate may apply) and permit agents of the U.S. Department of Health and Human Services or any state Medicaid agency access to such records upon request.

In order to assist Customer's compliance with any such obligations, NxStage shall fully and accurately report all discounts on the invoices or statements submitted to Customer; or where the value of a discount is not known at the time of sale, NxStage shall fully and accurately report the existence of the discount program on the invoices or statements submitted to Customer and when the value of the discount becomes known, provide Customer with documentation of the calculation of the discount identifying the

Chronic Outpatient Therapy
Purchase and Rental Agreement DaVita, Inc.

specific goods or services purchased to which the discount will be applied. At Customer's reasonable request, NxStage shall also use commercially reasonable efforts to provide to Customer any other information that Customer may request that is necessary for Customer to obtain in order to comply with any such obligations.

7. TAXES

Quoted prices do not include sales, use, excise or similar taxes. Customer agrees to pay promptly any and all applicable taxes, assessments, or other charges levied or assessed on or with respect to the acquisition, possession, or use of any Products, and shall reimburse NxStage if NxStage has paid such taxes, excluding, however, any taxes on or measured by NxStage's net income.

8. RETURNED GOODS

This returned goods policy is intended to address shipment errors and over-ordering of Products. Returns of purchased damaged or defective Product are handled as set forth under Schedule C - Warranty; Service; and Recalls. Returns of Monthly Dialysis Supplies caused by a discontinuation of patient therapy are covered in Section 9, Discontinuation of Therapy and Missed Treatments. Returns of rented Systems, at the end of their applicable rental period are covered in this Section below.

No credit will be issued for unauthorized returns. Goods, not damaged or defective, may only be returned in the following circumstances, and only after Customer has obtained a return authorization number from NxStage Customer Service.

Customers may receive FULL CREDIT, and NxStage shall pay for all returned goods shipping charges, for items shipped in error by NxStage, so long as items a) are returned in their original carton with original labels within [**] days of shipment (no partial cases), b) are in a condition for restocking and resale, and c) are accompanied by a copy of the NxStage packing list.

Customers may receive [**]% CREDIT ([**]% RESTOCKING FEE) for other items (other than items listed below), so long as items a) are returned in their unopened carton with original labels within [**] days of shipment (no resealed or partial cases), b) are in condition for restocking and resale, and c) have at least [**] months remaining shelf life. Customer shall pay for all shipping charges associated with such returns.

The following Products may not be returned:

     -    Products which are currently not in production

     -    Special Customer specification Products.

     - Merchandise not shipped and billed to the returning customer by NxStage.

If requested by NxStage, rented System Ones shall be returned to NxStage within [**] days after the end of the agreed upon rental term, or upon permanent discontinuation of patient therapy. If rented Systems are requested to be returned, but are not returned within such [**] day period, Customer shall be charged an additional fee of $[**] per System per month until each such System is returned to NxStage. If a System is rented for more than [**] months, NxStage shall bear all related shipping charges to return rented Systems. Otherwise, Customer shall bear all related shipping charges to return rented Systems. Customer shall be responsible for any damage to returned rented Systems, as set forth in Section 12 below. If NxStage does not request return of a rented System One, the additional fee shall be waived and Customer shall renew the rental of the System as soon as a patient in the service area where the System is stored is in need of such System. NxStage's failure to request return of any rented System at the end of the agreed upon rental term, or upon permanent discontinuation of patient therapy, shall not preclude NxStage from later requesting such return.

Chronic Outpatient Therapy
Purchase and Rental Agreement DaVita, Inc.

9. DISCONTINUATION OF THERAPY AND MISSED TREATMENTS

Monthly Dialysis Supplies are billed on a monthly basis, by calendar month at the start of each month. The monthly billing amount will be adjusted only a) during the first month of therapy (to account for the portion of the month prior to a patient's therapy start date), or b) in the event of documented hospitalization leading to missed NxStage therapy treatments. Except as provided below, with respect to retrieved Monthly Dialysis Supplies, no credit shall be given for permanent discontinuation of therapy or for missed treatments, other than documented hospitalizations, for any reason, including missed treatments due to patient noncompliance with prescribed treatment schedules. NxStage shall use reasonable efforts to notify Customer sites/facilities in the event NxStage becomes aware of specific patient noncompliance issues (meaning, for purposes hereof, the apparent missing of [**] percent ([**]%) or more of prescribed treatment frequencies or fluid volumes) through monthly customer service inventory calls with patients. Notwithstanding any of the foregoing, Customer understands and agrees that NxStage does not represent to the completeness or the accuracy of the information so provided regarding noncompliance at any time hereunder.

In the event of a documented hospitalization, NxStage will allow a pro-rated credit ([**] of the applicable Monthly Dialysis Supplies price per documented missed treatment day per patient during the month of hospitalization, it being understood that the amount of the pro-rated credit shall be adjusted in good faith by NxStage if patient is treated under a different treatment schedule) against future payments. Any subsequent monthly shipments from NxStage shall be adjusted appropriately to account for these missed days of therapy. Documentation of hospitalizations must be provided to NxStage within [**] days of the hospitalization in order to be eligible for such a pro-rated credit.

All purchased NxStage Monthly Dialysis Supplies are the property of Customer. It is Customer's responsibility to retrieve such unused Supplies in the event of a permanent discontinuation of patient therapy. No credit will be issued for any Monthly Dialysis Supplies retrieved by Customer that have not been invoiced. Supplies retrieved that have not yet been invoiced must either be returned to NxStage, at NxStage's expense or used by Customer. Once such supplies are assigned for use, NxStage shall invoice Customer for such supplies, and adjust subsequent deliveries. If retrieved supplies were invoiced, NxStage will apply, at Customer's request, a credit against future Monthly Dialysis Supplies orders, as set forth in Patient Prescription Monthly Standing Orders, if the retrieved Supplies are used for a future patient, are unexpired, and are consistent with the future patient's prescription. The amount of the credit applied shall be based upon the number of treatments that can be fully performed with such retrieved Supplies. To assist NxStage in documenting such credits, Customer shall notify NxStage of all permanent patient discontinuations from NxStage therapy within [**] calendar days of such discontinuations, and shall also confirm with NxStage the quantity of all Monthly Dialysis Supplies retrieved following any such discontinuations. In the event NxStage ships a monthly standing order of Monthly Dialysis Supplies to a patient following a permanent discontinuation of NxStage therapy due solely to reasons of death or transplant, and before NxStage receives notice of such discontinuation due to death or transplant, NxStage shall retrieve such supplies, at its own expense, provided NxStage is notified of the discontinuation due to death or transplant within such [**] day period.

If, during the term of this Agreement, NxStage contractually agrees with any other customer purchasing NxStage home hemodialysis products to either (i) provide credits for missed treatments due to home patients' noncompliance with prescribed treatment frequency and/or discontinuation of therapy, or (i) allow for the purchase of disposable cartridges and related supplies for use with the System One or successor product on a non-monthly or non-bundled basis, NxStage shall promptly offer such credit or non-bundled purchase terms, on a prospective basis, to Customer on terms consistent with those credit or

Chronic Outpatient Therapy
Purchase and Rental Agreement DaVita, Inc.

non-bundled purchase terms then offered to other NxStage customers; provided that such terms, if accepted by Customer, shall in no way alter the other provisions hereof.

10. TITLE TO GOODS

NxStage will retain title to the NxStage System One (s) and any other equipment that are rented to Customer hereunder. Upon the expiration or termination of this Agreement, Customer shall contact NxStage Customer Service to arrange for the return of all System Ones (Cyclers, Warmers, and Stands or Cyclers and PureFlow SLs) rented under this Agreement, according to NxStage product return procedures. If a System has been rented by Customer for at least [**] months, NxStage shall bear all related shipping charges. Otherwise, Customer shall bear all related shipping charges. Customer shall be responsible for any damage to returned rented Systems, as set forth in Section 12 below. Customer shall pay NxStage $[**] per week per System One in the event System One(s) rented hereunder are not returned to NxStage within [**] days of the expiration or termination of this Agreement. Upon NxStage's request, Customer will execute a financing statement as provided under the Uniform Commercial Code to permit NxStage to perfect a security interest in such equipment. Customer shall have title to all Monthly Dialysis Supplies and purchased NxStage System One(s) or other purchased equipment shipped to Customer under this Agreement, except for any Warmers, Stands or other equipment rented to Customer as part of such Monthly Dialysis Supplies, the title to which shall remain with NxStage.

11. WARRANTY/SERVICE

NxStage warrants purchased equipment and supplies according to the terms outlined in Schedule C. THESE WARRANTIES CONTAIN PURCHASER'S SOLE REMEDIES AND ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES.

12. RISK OF LOSS (ONLY FOR ITEMS TO WHICH NXSTAGE RETAINS TITLE)

Customer is entirely responsible for any loss of or damage to the NxStage System One (s) rented or loaned hereunder from whatever causes, except for normal wear and tear and defects in materials and workmanship (an "uncovered loss"). Customer will promptly notify NxStage of any loss or damage to these device(s). If NxStage determines that a NxStage System One which has an uncovered loss is repairable, Customer will pay NxStage's cost of repair or replacement and NxStage will either repair the damaged device or replace it with another device in good working order, which may or may not be new. If NxStage determines that a device, which has an uncovered loss, is not repairable, Customer will pay NxStage the price of such device as set forth in Section 2(a) of Schedule B, less appropriate adjustments to be reasonably agreed upon by the parties to reflect the period of time such device has been in use by Customer, return the device to NxStage, and NxStage will provide a replacement device in good working order so that treatments may be continued under this Agreement. If a device is lost or stolen, Customer shall pay NxStage the price of such device as set forth in Section 2(a) of Schedule B, less appropriate adjustments to be reasonably agreed upon by the parties to reflect the period of time such device has been in use by Customer, and NxStage shall provide Customer with a replacement device.

13. TRAINING

Customer agrees to:

     - Select [**] and use reasonable efforts to select at least [**] staff members at each new center to serve as Customer's expert users of the Products and trainers of subsequent staff. Notwithstanding the foregoing, NxStage understands that in some of Customer's centers, it may be necessary or desirable to select [**] or more than [**] staff members for training, in which case NxStage will use reasonable efforts to accommodate Customer's business determination regarding the number of staff that will receive training.

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

     - Make reasonable efforts to schedule these appointed staff so that they are available for the initial NxStage training and in-servicing at center startup.

     - Make reasonable efforts to have at least [**] available for treatment on each of days [**] and [**] of center start-up.

NxStage agrees to:

     - Provide initial in-service and training at each center start-up for appointed staff during sessions provided over [**] consecutive days; provided the center has made reasonable efforts to start at least [**] patients during these days and, subject to the preceding, NxStage has received at least [**] Patient Prescription Monthly Standing Orders from that center before training starts. Notwithstanding the foregoing, NxStage understands that in limited circumstances it may be necessary or desirable for Customer to initiate a new center start-up with [**] initial patient. NxStage will use reasonable efforts to accommodate Customer in these limited circumstances.

     - Schedule a NxStage clinical specialist to be reasonably available, whether in person or on-call by telephone (as determined by NxStage), for [**] subsequent days while treatments are being provided to provide additional training support and assistance.

     - Thereafter, provide 24/7 clinical and technical assistance by telephone.

     - Provide additional on-site NxStage clinical specialist days at the Customer's request for $[**]/day, plus reasonable travel and lodging expenses.

     - Provide a "Training Package" of [**] cartridges to be used during center start-up to familiarize Customer with the NxStage System and its operation during the initial in-service and training.

     In lieu of such in-service and training from NxStage, Customer may elect to train its own staff at Authorized Customer Locations, subject to the provisions of Section 6 of Schedule B hereof.

14. CUSTOMER SERVICE

NxStage Customer Service is available from 8am through 5pm EST, Monday through Friday to support its customers' product ordering needs. NxStage provides 24/7 technical support for its customers' equipment servicing needs. Clinical and technical questions raised by Customer's users with NxStage Customer Service will be referred, if possible, to Customer's facility, to ensure consistency in patient care and adherence with Customer's policies and procedures. NxStage understands that Customer may, in the future, elect to staff its own call center to directly handle patient inquiries. Customer understands that nothing herein shall prevent NxStage from making communications directly to Customer's NxStage patients regarding matters related to its Products.

15. ACCESS TO EQUIPMENT DATA

The NxStage System One may have an internal computer that records all System operations, such as alarms and Cycler control panel touches (such computer records hereinafter referred to as "Cycler Log Files"). Customer agrees that, even with purchased Cyclers, the Cycler log files and the computer containing them, are the property of NxStage (so long as such computer is not necessary for the normal operations of the System One), agrees not to tamper with or destroy Cycler Log Files or the computer, and to use reasonable efforts to make available such Cycler Log Files and computer to NxStage at reasonable times within [**] hours of NxStage's request. NxStage shall keep this information

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
confidential and shall use it for continued product improvement and service. For so long as Systems are in use by Customer for the treatment of chronic home hemodialysis patients, NxStage hereby grants Customer an irrevocable license to access and use the treatment specific data (e.g., flow rates, treatment times, alarms) contained in all Cycler Log Files created in connection with Customer's patient treatments using System One Cyclers rented or owned by Customer; provided that NxStage shall have no obligation to summarize such data or otherwise manipulate such data on Customer's behalf, except as set forth in Schedule E hereof; and provided further that NxStage shall have no obligation to service the computer generating such Cycler Log Files beyond [**] years after the original System purchase date. Customer understands that such data is not automatically transmitted from Cyclers to NxStage and that Customer is responsible for ensuring the transmittal of such data to NxStage. Customer further understands that NxStage can not guarantee the completeness of such data, as the same may be impacted by power outages, improper connections between the Cycler and the computer that records the Cycler Log Files, or other disruptions in Cycler or computer operations. Customer acknowledges and agrees that it has no expectation that the Cycler Log File information will be analyzed by NxStage.

Customer understands that Cycler Log Files do not presently capture patient clinical data (defined to mean patient physiologic parameters such as blood pressures, heart rates, URRs, and Kt/Vs) ("Patient Clinical Data"). NxStage agrees that all of Customer's Patient Clinical Data shall be the property of Customer but that NxStage may continue to use such data learned by NxStage in the ordinary course of its business for complaint investigations, product improvements and service.

16. FORCE MAJEURE

NxStage or Customer will not be liable for any failure to perform under this Agreement, including any failure or delay in delivering Products, that is caused by any event or condition not within the control of either party which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder, such as an act of government, war or related actions, raw materials shortages, interruptions in transportation, civil insurrection, riot, sabotage, strike, epidemic, fire, flood, windstorm, or similar event (hereinafter referred to as an event of "Force Majeure"). If an event of Force Majeure occurs, (a) the Volume Commitment amounts and dates set forth in Schedule E shall be adjusted as mutually agreed upon by NxStage and Customer so as to reflect the impact of such Force Majeure on Customer's patient volumes, and (b) NxStage shall allocate Products and training capacity to Customer on a first-priority basis consistent with Customer's then-current share of NxStage's equipment field base that has either been purchased or is under extended (e.g. two years or more) lease arrangements, and consistent with the then-effected prescription items included in Customer's Monthly Dialysis Supplies orders; provided that Customer's purchase orders for System One equipment and requests for training capacity shall be allocated to Customer on a first priority basis, so long as such purchase orders and requests for training capacity are consistent with the other requirements set forth herein, including without limitation those set forth in Schedule E, Paragraph 7.

17. CONFIDENTIALITY

Prior to entering into this Agreement, NxStage and Customer entered into a Confidential Disclosure Agreement effective February 4, 2004, as amended effective October 19, 2004, and as may be revised from time to time upon written agreement between the Parties (collectively referred to as the "CDA"). NxStage and Customer represent and warrant that the CDA shall be effective throughout the Term of this Agreement, and that the obligations of the Parties to protect the confidentiality of the Confidential Information (as defined therein) shall survive for a period of [**] years from the date of termination of this Agreement or the date of the last disclosure of Confidential Information, whichever is later. Each Party also represents and warrants that throughout the Term of this Agreement said Party shall be and shall remain in compliance with all provisions of the CDA. Customer agrees that the ongoing operations

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                                  Page 11 of 45


involved in consummating purchases and deliveries under the Agreement shall not be covered by the CDA.

18. USE OF NAME

Notwithstanding the provisions of Section 17, NxStage may refer to Customer as a "customer" without Customer's prior written consent and Customer may refer to NxStage as a "supplier" without NxStage's prior written consent. Both parties must obtain the other's prior written consent to use the other party's name in promotional materials. Notwithstanding the above, the parties' public communications and marketing/ promotional materials shall be further governed by the applicable provisions of Schedule E Preferred Relationship.

19. COMPLIANCE WITH LAWS

Each Party represents and warrants that throughout the Term of this Agreement said Party shall be and shall remain in compliance with all applicable federal, state, and local laws, except to the extent that any noncompliance would not have a material adverse effect on such party's ability to perform under this Agreement.

20. INSURANCE

NxStage shall, during the term of this Agreement and for a period of six (6) years following the termination or expiration of this Agreement, maintain product liability insurance for the Products. The insurance must have minimum limits of at least five million dollars ($5,000,000) per occurrence.

NxStage shall, during the term of this Agreement and for a period of three (3) years following the termination or expiration of this Agreement, maintain comprehensive general liability insurance and broad form contractual liability insurance to cover claims related to its premises and operations, personal injuries, property damage and independent contractors. The insurance must have minimum limits of at least one million dollars ($1,000,000) per occurrence.

Simultaneously with the execution of this Agreement, NxStage shall provide to Customer certificates of insurance, issued by a company or companies reasonably acceptable to Customer, evidencing the existence of the insurance required to be maintained pursuant to this Section 20 and providing that Customer is an additional insured under such policies. NxStage agrees to provide at least thirty (30) days notice of the expiration or cancellation of any insurance required by this Section 20.

21. INDEMNIFICATION

NxStage agrees to indemnify, defend and hold harmless Customer, its officers, directors, employees, agents, successors and assigns (each, a "Customer Indemnity") from any and all third party claims, demands, actions, losses, proceedings, expenses, damages, liabilities, costs, expenses (including reasonable attorney's fees and costs) and judgments ("Loss") arising out of (a) injury or damage caused by any design or manufacturing defect of the Products covered under this Agreement when such Products are used in accordance with NxStage User's Guides and package inserts, (b) the negligent acts or omissions of NxStage or its employees or agents, (c) any claim or allegation that the use of the Products in accordance with the terms of this Agreement and with then-current Product user's guides or instructions for use infringes upon any United States intellectual property right of any third party, and (d) any breach by NxStage of its representations, warranties and covenants hereunder; provided in each case that such indemnity shall not apply to the extent any Loss arises out of the negligence or willful misconduct of any Customer Indemnity or its patients.

Customer agrees to indemnify, defend and hold harmless NxStage, its officers, directors, employees, agents, successors and assigns (each, a "NxStage Indemnity") from any and all Loss arising out of (a) the

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                                  Page 12 of 45


negligent acts or omissions of Customer or its employees or agents, or patients, or (b) any breach by Customer of its representations, warranties and covenants hereunder; provided in each case that such indemnity shall not apply to the extent any Loss arises out of the negligence or willful misconduct of any NxStage Indemnity.

22. NOTICES

All notices required or permitted to be given hereunder shall, unless expressly provided otherwise, be in writing, properly addressed, postage pre-paid and delivered by hand, certified or registered mail, postage prepaid, or overnight courier with instructions for overnight delivery, to the parties at their notice address set forth in this Agreement. A notice will be deemed effective as indicated: (i) if in writing and delivered in person, on the date it is delivered, or one day following delivery to an overnight courier with instructions for overnight delivery; or (ii) if sent by certified or registered mail (airmail if overseas) (return receipt requested) five days after deposit in the US mails. NxStage or Customer may change its notice address by providing notice thereof in accordance with this Section.

Notices should be sent to the following addresses:

          DaVita
          Vice President, Finance and Purchasing
          601 Hawaii Street
          El Segundo, CA 90245

          With a copy to DaVita General Counsel at the same address and a further copy to DaVita At Home President.

          NxStage Medical, Inc.
          Senior Vice President, Commercial Operations
          439 South Union Street, 5th Floor
          Lawrence, MA 01843

          With a copy to NxStage's General Counsel at the same address and a further copy to NxStage's Senior Vice President, Commercial Operations.

23. OPEN RECORDS

To the extent required by Section 1861(v)(1)(I) of the Social Security Act, as amended, the Parties will allow (and will ensure that their agents and contractors allow) the U.S. Department of Health and Human Services, the U.S. Comptroller General and their duly authorized representatives, access to this Agreement and related invoices necessary to verify the nature and extent of costs incurred.

24. TERMINATION

If one of the parties hereto becomes the subject of bankruptcy proceedings, becomes operated by a receiver, makes an assignment for the benefit of creditors, or loses its eligibility to bill for services under the Medicare or Medicaid programs, then the other party hereto, may, at its option, terminate this Agreement and any other agreements between NxStage and Customer. Upon termination, NxStage shall be obligated to continue to sell Customer Monthly Dialysis Supplies at pricing and on terms consistent with those provided to its other customers buying similar quantities, for so long as Customer has patients using the System One for chronic home hemodialysis therapy, up to a maximum of [**] years from the original purchase date of each System.

25. LIMITATION OF LIABILITY

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IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY UNDER THIS
AGREEMENT FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE, OR OTHER INDIRECT DAMAGES. In addition, in no event will NxStage's total liability to Customer under this Agreement, including without limitation all Schedules hereto, exceed Customer's then-current net book value for purchased Systems (measured at the time the payment owed by NxStage to Customer hereunder is definitively ascertained); provided such net book value is calculated in good faith and in accordance with generally accepted accounting standards.

26. ENTIRE AGREEMENT, AMENDMENT, ASSIGNMENT AND GOVERNING LAW

This Agreement contains the entire agreement between NxStage and Customer relating to the subject matter hereof. All prior negotiations, correspondence and covenants of the parties not set forth in this Agreement are not binding on either Customer or NxStage. Any conflicting or additional terms contained in any purchase order or other document submitted by Customer shall not be valid unless signed by the Chief Financial Officer or Chief Executive Officer of NxStage. Any amendment to this Agreement shall only be effective if agreed to in writing by a duly authorized officer of both parties and referencing an intent to amend this Agreement, and in the case of NxStage, if signed by the Chief Financial Officer or Chief Executive Officer of NxStage, except as otherwise provided in Schedule B, Section 6 with respect to Authorized Customer Locations. This Agreement will be governed by the laws of the State of Delaware and may not be assigned in whole or in part by either party without prior written consent of the other, except that if NxStage consents to any transfer of Products by Customer to a third party pursuant to the terms of Paragraph 3 above, such third party shall have the right (a) to continue to receive service for the System One(s) transferred by Customer on terms consistent with the terms set forth in Schedule C hereof, and (b) to continue to purchase Monthly Dialysis Supplies at pricing and on terms consistent with those provided to other NxStage customers buying similar quantities, for so long as such third party has patients using the transferred System One(s) for chronic home hemodialysis therapy. Except with respect to such rights, such third party shall have no other rights hereunder. Notwithstanding the above, this Agreement shall survive a change-in-control of either party, or the sale of substantially all of the business related to this Agreement by either party, and may be assigned by Customer or NxStage to any of its Affiliates; provided that as a condition to such an assignment, the Agreement shall be guaranteed by DaVita Inc. or NxStage Medical, Inc., respectively. Those provisions which are intended to survive the termination of this Agreement, including without limitation Sections 3, 5, 6, 7, 8, 10, 11, 12, and 15 through Section 31 shall survive termination.

27. NO AGENCY OR PARTNERSHIP

Nothing contained in this Agreement, including any Schedule or Exhibit hereto, shall be construed to permit any party hereto or any employee of a party hereto to act as an agent or employee of the other. This Agreement does not create a joint venture or partnership between NxStage and Customer, instead such parties shall be construed as independent contractors.

28. SEVERABILITY

In the event any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, provided however if any such term is an essential element of this Agreement without which either Party would not have entered into this Agreement, the Parties shall promptly negotiate in good faith a replacement therefor, failing which the Agreement may be terminated by either Party.

29. NO WAIVER

No failure or delay on the part of either Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy

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preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

30. PUBLICITY.

No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance written approval thereof by NxStage and Customer. NxStage and Customer agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. NxStage and Customer shall each furnish to the other drafts of all such press releases or announcements prior to their release. Nothing contained in this paragraph shall prevent any party from making any disclosures required under the Securities Exchange Act of 1934, as amended, or under the rules and regulations of any national securities exchange on which such party's shares of capital stock are listed; provided however, that if this Agreement is required to be publicly filed, the party obligated to file shall endeavor in good faith to obtain the consent of the other party hereto with respect to the form of the document to be filed and a request for confidential treatment of all sensitive business terms contained herein.

31. ARBITRATION.

Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, shall be finally resolved by confidential binding arbitration. The parties hereto shall mutually select one arbitrator, or if the parties are unable to agree, the American Arbitration Association (the "AAA") shall select such arbitrator. The arbitration shall be governed by the Commercial Arbitration Rules of the AAA then in effect. The place of arbitration shall be New Castle County, Delaware.

The arbitrators' authority to grant relief shall be subject to the United States Arbitration Act at 9 U.S.C. 1-16 et seq., or any amendments thereof or successor Law (the "Arbitration Act"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes.

The arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Delaware. The arbitrator shall have no power or authority to make awards or issue orders of any kind or amount other than as expressly permitted by this Agreement. The decision of the arbitrator shall follow the plain meaning of the relevant documents. The decision of and award by the arbitrator shall be final, binding and conclusive upon such parties. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. All post award proceedings shall by governed by the Arbitration Act.

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                                  Page 15 of 45


                                   SCHEDULE B

                           CHRONIC OUTPATIENT THERAPY
                               PROGRAM AND PRICING

Unless otherwise noted, Product availability and pricing described in Schedule B are only valid for chronic renal failure patients for which NxStage has received a Patient Prescription Monthly Standing Order signed by a physician during the term of this Agreement. This Agreement covers the purchase and/or rental of NxStage System Ones (including Cycler and PureFlow SL, or Cycler, Warmer and Stand, as the case may be) and related supplies as set forth herein.

1. INITIAL EQUIPMENT PURCHASE AND DISCOUNT

Customer will purchase the number of System Ones equal to the number of System One Cyclers in use by Customer on the Effective Date of the Agreement at a price of $[**] per System (if Customer elects to purchase a System One Cycler and PureFlow SL) or $[**] per System (if Customer elects to purchase a System One Cycler only), minus a discount of $[**] on the aggregate purchase amount. No fewer than [**] Systems must be purchased by Customer on the Effective Date (the "Initial Equipment Purchase") to qualify for this discount. System purchases shall not include any Warmers or Stands rented to Customer as of the Effective Date, and NxStage shall continue to hold title to such Warmers and Stands and be able to recover them upon [**] days prior notice. Customer shall continue to be able to use such Warmers and Stands for patients using PureFlow Express (Bags) Monthly Dialysis Supplies following the Effective Date and the rental fees for such Warmers and Stands shall continue to be included in the Monthly Dialysis Supplies prices set forth in Paragraph 4 of this Schedule B.

2. EQUIPMENT PURCHASE AND RENTAL OPTIONS

During the term of this Agreement, Customer may purchase and/or rent System One hardware (including Cycler and, as requested, the PureFlow SL, or the PureFlow SL separately) according to the options and at the pricing set forth below. Purchases and rentals must be initiated by a valid purchase order. Pricing is on a per System or PureFlow SL basis, as the case may be. Systems or PureFlow SL's sold or rented to Customer will be in good working order. They may or may not be new, but shall be entitled to the same equipment warranty and service plan provided for in Schedule C. The purchase price for System Cyclers, with or without PureFlow SL, does not include the NxStage Warmer or Stand.

     A. OUTRIGHT PURCHASE

                   PRICE PER SYSTEM -     PRICE PER SYSTEM -       PRICE PER
YEAR             CYCLER AND PUREFLOW SL       CYCLER ONLY      PUREFLOW SL ONLY
----             ----------------------   ------------------   ----------------
2007 purchases            [**]                   [**]                [**]
2008 purchases            [**]                   [**]                [**]
2009 purchases            [**]                   [**]                [**]

     In the event Customer elects to purchase System One Cyclers without a PureFlow SL, Customer may purchase, within [**] months of the date of such Cycler purchase, a PureFlow SL at a price equal to the difference between the Price per System - Cycler and PureFlow SL referenced in the table above and applicable to the year in which the Cycler Only purchase was made and the Price per System - Cycler Only paid by Customer and referenced in the table above. Following such [**] month period, PureFlow SL only pricing shall be as set forth in the table above; provided that, for the Initial Equipment Purchase, such [**] month period shall be extended by that period of time during which Customer is [**] from converting its patients from PureFlow Express (Bags) to PureFlow SL Supplies due to [**] associated with the PureFlow SL equipment; it

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                                  Page 16 of 45


     being understood that NxStage shall not be obligated to extend such period beyond the first date on which [**] percent ([**]%) of NxStage's Active NxStage Customers' patients are on PureFlow SL.

     Each System or PureFlow SL purchased hereunder, including all Systems included in the Initial Equipment Purchase, will include an equipment service plan, as set forth in Schedule C, for [**] years from the date of System or PureFlow SL purchase.

     B. MONTHLY RENTAL

     During the Term of this Agreement, including any extension term, Customer may rent System One equipment for up to [**] percent ([**]%) of its total NxStage home hemodialysis patients with then-current Patient Prescription Monthly Standing Orders. All other System One equipment must be purchased as set forth above. During the term of this Agreement, Customer may choose to rent Systems at a monthly rental rate equal to the average purchase price paid by Customer for its then-current installed System One equipment base (less any discounts provided) multiplied by [**] per month. The minimum rental period must be for [**] full calendar month. Rentals will be billed at the start of the calendar month, with the first period prorated for rentals started on other than the first day of a calendar month. Rental will be automatically extended on a month-to-month basis until [**] days advance written cancellation notice is provided by Customer to NxStage.

3. MONTHLY DIALYSIS SUPPLIES PRICING - PUREFLOW SL

"Monthly Dialysis Supplies" for PureFlow SL shall mean System One cartridges with preattached filter and PureFlow SL disposable cartridges and sets required to prepare PureFlow dialysate for the prescribed therapy frequency/fluid volume). Pricing is per patient month at physician prescribed frequency/fluid volume according to the choices outlined below. Other treatment schedules and volumes are available upon request.

     A. 6X WEEKLY THERAPY (26 TREATMENTS PER MONTH)

               PREFERRED
                PROVIDER
FLUID VOLUME     PRICE
------------   ---------
17 liters         [**]
20 liters         [**]
25 liters         [**]
30 liters         [**]

     B. 5X WEEKLY THERAPY (21 TREATMENTS PER MONTH)

               PREFERRED
                PROVIDER
FLUID VOLUME     PRICE
------------   ---------
20 liters         [**]
25 liters         [**]
30 liters         [**]

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                                  Page 17 of 45


     C. EVERY OTHER DAY THERAPY (15 TREATMENTS PER MONTH)

               PREFERRED
                PROVIDER
FLUID VOLUME     PRICE
------------   ---------
30 liters         [**]
40 liters         [**]
50 liters         [**]
60 liters         [**]

The above pricing is valid only where patient's incoming water quality meets panel 1 and panel 2 of the EPA Safe Drinking Water Act. Customer shall provide sufficient evidence of incoming water quality to NxStage, upon NxStage's request.

Monthly Dialysis Supplies shipments will be based on the prescribed frequency and the inventory needs of the patient, as reported by the patient to NxStage customer service.

For each of Customer's NxStage patients that are using PureFlow Express (Bags) as of November 1, 2006, and who are subsequently converted to PureFlow SL on or before May 31, 2007, NxStage shall provide Customer a discount of $[**] per converted patient to be applied against the first PureFlow SL Monthly Dialysis Supplies order for such patient.

4. MONTHLY DIALYLSIS SUPPLIES PRICING - PUREFLOW EXPRESS (BAGS)

"Monthly Dialysis Supplies" for PureFlow Express (Bags) shall mean System One cartridges with preattached filter and bagged PureFlow Express dialysate to deliver prescribed therapy frequency/fluid volume, and the rental of a Warmer and Stand and related warmer disposable. Pricing is per patient month at physician prescribed frequency/fluid volume according to the choices outlined below. Other treatment schedules and volumes are available upon request.

     A. 6X WEEKLY THERAPY (26 TREATMENTS PER MONTH)

               PREFERRED
                PROVIDER
FLUID VOLUME     PRICE
------------   ---------
15 liters         [**]
20 liters         [**]
25 liters         [**]
30 liters         [**]

Monthly Dialysis Supplies shipments will be based on the prescribed frequency and the inventory needs of the patient, as reported by the patient to NxStage customer service.

5. ADDITIONAL SITE/FACILITY VOLUME DISCOUNTS

Authorized Customer Locations may earn volume discounts from the above Monthly Dialysis Supplies pricing in any particular month based on such Authorized Customer Location's monthly NxStage patient counts and training activity measured at the end of the immediately preceding calendar month as follows:

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     -    Silver ([**]% discount from Preferred Provider Price): If an
          Authorized Customer Location purchases Monthly Dialysis Supplies for [**] or more patients and its new NxStage patient training activity has averaged [**] or more patients per month over the previous [**] months (for the first [**] months following the Effective Date hereof, NxStage shall include in this calculation an Authorized Customer Location's monthly NxStage patient training activity prior to the Effective Date, as appropriate).

     - Gold ([**]% discount from Preferred Provider Price): If an Authorized Customer Location purchases Monthly Dialysis Supplies for [**] or more patients.

     - Platinum ([**]% discount from Preferred Provider Price): If an Authorized Customer Location purchases Monthly Dialysis Supplies for [**] or more patients.

An Authorized Customer Location need not qualify for the Silver discount to qualify for the Gold or Platinum discount.

Both NxStage and Customer recognize that it may, in certain circumstances, be advantageous to maintain more than one Authorized Customer Location in a particular Market (as defined in Schedule E). Therefore, if there is more than one Authorized Customer Location in a Market, the patient census and training rates of all Authorized Customer Locations in such Market shall be aggregated for purposes of determining volume discounts.

Subsequent to August 31, 2007, PureFlow Express (Bags) patients representing more than [**] percent ([**]%) of any Customer site's/facility's patients shall not count towards the patient count threshold requirements for Silver, Gold, and Platinum discounts set forth above.

Notwithstanding the foregoing, the maximum discount to which Customer shall be entitled for PureFlow Express (Bags) shall be [**]%; provided the other requirements of "Silver" level discounts are met.

Monthly Dialysis Supplies (cartridges with preattached filter and dialysate for prescribed treatment frequencies/fluid volumes) will be invoiced at the prices set forth in Sections 3 and 4 above, less any applicable volume discounts earned, as measured at the end of the immediately preceding calendar month. Discounts earned shall be indicated on invoices provided to Authorized Customer Locations. All Authorized Customer Locations must be current in their payment terms for Customer to be eligible for any level of volume pricing discounts; provided that discounts may be earned if Customer's past due undisputed invoices are less than $[**] in total. Amounts disputed in good faith by Customer pursuant to the provisions of Section 5 of Schedule A shall not impact Customer's eligibility for volume discounts hereunder.

For purposes of calculating volume discounts under this Section 5, only patients trained and billed for at that specific Authorized Customer Location (or Market, if applicable) shall be included in that Authorized Customer Location's (or Market's, if applicable) patient numbers.

6. SITE STARTUP/ADDITIONAL SITES

Customer must notify NxStage when it desires to add a new site/facility as an Authorized Customer Location to Schedule D hereof. Customer shall not be restricted from adding new sites/facilities to Schedule D in any continental U.S. location; provided (a) NxStage in-service and training has been scheduled for each such new site/facility (NxStage shall use commercially reasonable efforts to promptly provide requested in-service and training), or (b) Customer provides written certification to NxStage that at least [**] staff member at such new site/facility has been trained on the proper use and operation of the

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                                  Page 19 of 45


System One by other trained Customer personnel, and that the site/facility has developed appropriate policies and procedures and patient training materials relating to the System One.

7. RESERVE QUANTITY INVENTORY

Customer may place orders for up to [**] weeks of Monthly Dialysis Supplies at the time of the initial Patient Prescription Monthly Standing Order placement for [**]% of the above Monthly Dialysis Supplies pricing amounts per week ordered.

8. ADDITIONAL SUPPLIES

                                             CONTRACT PRICE
                                         ---------------------
Waste Line Extension - 20 ft (24/case)   $[**]/case
NxStage System One Cycler                (See Section 2 above)
PureFlow SL                              (See Section 2 above)
Warmer                                   $[**]
Wheeled Base/Cycler Stand (Express)      $[**]
Wheeled Base (SL)                        $[**]
Soft-Sided Travel Case (1)               $[**]
Hard Travel Case                         $[**]

(1) Not for use on airlines or other forms of public/commercial transportation.

Customer may purchase additional supplies at the Contract Prices set forth above.

9. TRAINING MATERIALS AND SUPPORT

                                                   CONTRACT PRICE
                                                   --------------
Additional User's Guides (one provided with each
   system purchased or rented)*                         [**]
Sample Policies and Procedures CD-ROM*                  [**]

Customer may purchase additional training materials at the Contract Prices set forth above.

*    Purchase of the above materials requires approval of a NxStage Sales
     Manager.

10. OTHER

NxStage will on occasion supply Products sourced from other suppliers as part of Customer's Monthly Dialysis Supplies Package. NxStage reserves the right to supply its own Products, once the same are commercially available, or to change the supplier of these Products from time to time.

NxStage expects to make additional Products available for purchase by Customer from time to time. NxStage, therefore, reserves the right to amend this Schedule to include additional Product offerings.

Except as provided above, the pricing for all System One Products, other than Monthly Dialysis Supplies, will remain fixed during the Term, including any extensions thereto. Monthly Dialysis Supplies pricing shall remain fixed for three (3) years hereunder. At the expiration of such three (3) year period, and in the event the Agreement is extended pursuant to the requirements of this Agreement, NxStage may increase Monthly Dialysis Supplies prices by an amount equal to the cumulative percentage increase in the Medicare composite rate for end stage renal disease therapy from the Effective Date through the expiration of such three (3) year period, up to a maximum of [**] percent ([**]%). Thereafter, prices

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may increase, on an annual basis, by a percentage equal to the percentage increase in the Medicare composite rate for end stage renal disease therapy over the preceding [**] month period.

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                                   SCHEDULE C

                           CHRONIC OUTPATIENT THERAPY
                         WARRANTY; SERVICE; AND RECALLS

1. REPRESENTATIONS AND WARRANTIES

Except as provided below, all Products are provided "AS IS". NO EXPRESS OR IMPLIED WARRANTY EXISTS FOR ANY PRODUCTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL NxSTAGE BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR OTHER INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES AND/OR SUPPLY OF PRODUCTS HEREUNDER.

For a period of [**] year following the date of delivery, NxStage warrants that Products (i) shall be free from defects in material and workmanship when delivered, and (ii) are fit for the purposes and indications described in their Operator's Manuals and package inserts when used in accordance with the instructions for use provided in such Operator's Manuals and package inserts. Unless such Products are used in accordance with such instructions and indications, this warranty is void and of no force or effect. The warranties set forth herein shall extend only to the original purchaser. These warranties are not assignable or transferable.

EXCEPT AS PROVIDED BELOW, NxSTAGE'S SOLE OBLIGATION AND CUSTOMER'S SOLE REMEDY FOR BREACH OF THE FOREGOING WARRANTY SHALL BE LIMITED TO PRODUCT REPAIR OR REPLACEMENT, AT NxSTAGE'S OPTION AND EXPENSE, CONSISTENT WITH THE TERMS SET FORTH UNDER SECTION 2 "SERVICE" OF THIS SCHEDULE C. ALL WARRANTIES SHALL BE VOIDED IF (i) the Product has been repaired by persons other than NxStage personnel or its authorized representatives, (ii) the replacement or repair is required due to the misuse or abuse of the Product, as determined by NxStage,
(iii) the Cycler or Warmer is used with non-NxStage sets, (iv) the replacement or repair is required for reasons other than defects in materials and workmanship or, in the case of equipment, normal wear and tear, as determined by NxStage, or (v) the Product is not used in accordance with its instructions for use, as determined by NxStage.

Notwithstanding the foregoing, if Customer is enjoined by an order of a court of law from using purchased System One Cyclers or PureFlow SLs in the United States for their intended use and consistent with their then-current user's guides for a period of [**] consecutive months (for purposes hereof, purchased Cyclers and PureFlow SLs shall not be unusable if they can be used with other non-NxStage products, consistent with then-current product labeling), due to the infringement by such purchased Cyclers or PureFlow SLs of third party intellectual property rights, and NxStage is unable by the expiration of such [**] month period to obtain a valid license to use such intellectual property or reengineer the purchased Cyclers or PureFlow SLs to eliminate any such infringement, NxStage shall be obligated to pay Customer actual damages within [**] days of the expiration of such [**] month period (with the amount of such damages to be mutually agreed to by the parties in good faith, up to the amount of Customer's then-current net book value for the purchased Cyclers or PureFlow SLs which Customer has been enjoined from using for [**] consecutive months (measured as of the date of such injunction); provided such net book value is calculated in good faith and in accordance with generally accepted accounting standards); provided that NxStage's obligation to make such a payment may be accelerated to the date of filing of a voluntary or involuntary bankruptcy proceeding for NxStage or the date NxStage refunds, all or any significant portion of, the purchase price of any Cyclers or PureFlow SLs that have

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                                  Page 22 of 45


been the subject of such an injunction (and where such refund is specifically provided solely in connection with, and due to, such an injunction) to any other customer, or group of customers that has purchased such Cyclers or PureFlow SLs for the treatment of chronic home hemodialysis patients (it being understood that Customer's right to damages hereunder shall not be so accelerated if such refund involves no more than [**] Cyclers or PureFlow SLs, in aggregate across all other chronic NxStage customers). No other remedy shall be provided to Customer in connection with intellectual property claims hereunder, except as set forth in Section 21 of Schedule A.

Further, NxStage warrants that at the time of transfer of title to Customer, it shall possess good and marketable title to the Products, free and clear of any and all liens and encumbrances, except those created by this Agreement and, will convey to Customer good and marketable title to the Products. In addition, NxStage expressly warrants that it will not ship to Customer expired Product or Product with less than [**] months' remaining shelf life; provided that NxStage may from time to time request that Customer accept delivery of Products with fewer months of remaining shelf life, and Customer agrees to not unreasonably withhold its consent to accept such deliveries.

2. SERVICE

During the Term, including any extensions thereto, NxStage shall service all Products supplied to Customer hereunder (whether leased or purchased), including the NxStage System One, so the same shall be in good working order and fit for the indications described in their User's Guides and package inserts when used in accordance with the instructions for use provided in such User's Guides and package inserts. Fees for such services shall be included in the Monthly Dialysis Supplies pricing set forth herein; provided that if a purchased System is not in use (i.e. no monthly purchase volume of Monthly Dialysis Supplies is associated with the System) for [**] months, a service reinstatement fee of $[**] will be charged when the System is returned for service. Further, NxStage's obligation to provide service as set forth herein shall survive the termination of this Agreement and shall continue for all purchased System One
(s) for [**] years following the purchase date of each such purchased System One ("Service Term"). Customer agrees that fees for such service may be charged above then-current Monthly Dialysis Supplies pricing following the termination of this Agreement; provided that such fees shall be the lower of (i) $[**] per System One per annum, or (ii) [**] percent ([**]%) of the average System One service fees then charged by NxStage to other customers who have purchased the System One for chronic renal replacement therapy.

The System One may only be serviced by NxStage at this time. Additional service charges for both rented and purchased Systems shall apply in the event (i) the System has been repaired by persons other than NxStage personnel or its authorized representatives, (ii) the replacement or repair is required due to the misuse or abuse of the System, as reasonably determined by NxStage, (iii) the System is used with non-NxStage sets, (iv) the replacement or repair is required for reasons other than defects in materials and workmanship or, in the case of equipment, normal wear and tear, as reasonably determined by NxStage, or
(v) the System is not used in accordance with its instructions for use, as reasonably determined by NxStage.

As part of its ongoing service of rented Systems and purchased Systems then in use by Customer, NxStage, at its option, may conduct routine maintenance on Systems and any other equipment shipped to Customer under this Agreement. Customer shall make all Systems available to NxStage, at NxStage's request, to conduct such maintenance; provided maintenance is conducted at mutually agreed upon times and upon prior notice. As part of an ongoing maintenance program, NxStage may elect to install reasonable Product upgrades, at no cost to Customer. Any upgrades that NxStage provides to a leased System One (s) of Customer or others will also be provided to all Customer's purchased System One
(s) within a reasonable timeframe during the term of this Agreement.

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                                  Page 23 of 45


To obtain service, Customer must contact NxStage Customer Service. Prior authorization from NxStage must be obtained before any Product is returned for service. NxStage System One (s) and other equipment supplied hereunder requiring service must be cleaned, according to the directions on the labeling. If Products are not cleaned, as instructed, NxStage shall charge Customer a $[**] cleaning fee. NxStage will arrange for the shipment of all Products to be returned for service. NxStage will not be responsible for servicing Products that have not been shipped according to this procedure. NxStage shall use commercially reasonable efforts to repair or replace serviced Product within [**] hours of giving authorization for service. Replaced equipment Products shall be in good working order; they may or may not be new, and they may or may not be the same Products originally shipped to Customer hereunder. For this purpose, good working order shall mean that the Product shall perform in accordance with its specifications and manuals, and be in physical condition and functionality equal to or better than that of the Product being replaced. In addition, NxStage shall use all commercially reasonable efforts to ensure that replacement Systems provided to Customer in connection with a service swap shall have an average days in service approximately equal to or less than the estimated days in service of the Product returned by Customer in connection with a service swap hereunder.

Periodically, NxStage may elect to diagnose equipment servicing issues remotely, through data analysis or phone interviews. If equipment is returned at the insistence of Customer, or its patients, contrary to the recommendation of NxStage, and it is subsequently determined in the reasonable discretion of NxStage that such equipment was in good working order, Customer shall reimburse NxStage for the related costs of such return. NxStage shall use reasonable efforts to notify a designated Customer representative before accepting the return of equipment under such circumstances.

3. RECALLS

In the event that any governmental agency or authority requests a recall, a field corrective action, Product withdrawal or takes similar action in connection with any Product (each a "Product recall"), or in the event NxStage determines an event, incident or circumstance has occurred that results in the need for a Product recall, NxStage shall promptly notify Customer within [**] of such governmental agency or authority request or action or of NxStage's decision to voluntarily institute a Product recall. In the event of a Product recall of any Product, NxStage shall (a) reimburse Customer for reasonable handling expenses incurred in returning units of the Product to NxStage or otherwise implementing the Product recall; and (b) use all commercially reasonable efforts to promptly repair or replace the recalled Product with another NxStage Product performing the same function in good working order. If a Product recall materially and negatively impacts Customer's ability to perform under this Agreement, the Volume Commitment amounts and dates and other requirements for maintaining Exclusivity that are set forth in Schedule E shall be adjusted as mutually agreed by NxStage and Customer so as to reflect the impact of such Product recall on Customer's patient volumes, and NxStage shall allocate replacement Products to Customer on a first-priority basis consistent with Customer's then-current share of NxStage's equipment field base that has either been purchased or is under extended (e.g. two years or more) lease arrangements, and consistent with the then-effected prescription items included in Customer's Monthly Dialysis Supplies orders; provided that Customer's purchase orders for System One equipment shall be allocated to Customer on a first priority basis, so long as such purchase orders are consistent with the other requirements set forth herein, including without limitation those set forth in Schedule E, Paragraph 7. In addition to the foregoing, if NxStage is unable to repair or replace recalled System One Cyclers or PureFlow SLs purchased by Customer, such that such purchased Cyclers or PureFlow SLs are therefore rendered unusable and continue to be unusable for a period of [**] consecutive months (for purposes hereof, purchased Cyclers and PureFlow SLs shall not be unusable if they can be used with other non-NxStage products, consistent with then-current product labeling), NxStage shall be obligated to pay Customer actual damages within [**] days of the expiration of such [**] month period (with the amount

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                                  Page 24 of 45


of such damages to be mutually agreed upon by the parties in good faith, up to the amount of Customer's then-current net book value for the purchased Cyclers or PureFlow SLs which Customer has been prevented from using for [**] consecutive months (measured as of the date of such recall); provided such net book value is calculated in good faith and in accordance with generally accepted accounting standards); provided that NxStage's obligation to make such a payment may be accelerated to the date of filing of a voluntary or involuntary bankruptcy proceeding for NxStage or the date NxStage refunds, all or any significant portion of, the purchase price of any Cyclers or PureFlow SLs that have been the subject of such a recall (and where such refund is specifically provided solely in connection with, and due to, such recall) to any other customer or group of customers that has purchased such Cyclers or PureFlow SLs for the treatment of chronic home hemodialysis patients (it being understood that Customer's right to damages hereunder shall not be so accelerated if such refund involves no more than [**] Cyclers or PureFlow SLs, in aggregate across all other NxStage chronic customers). No other remedy shall be provided to Customer in connection with Product recalls, except as set forth in Section 21 of Schedule A.

In the event NxStage elects to obtain recall insurance covering the recall of purchased System One Cyclers and/or PureFlow SLs, Customer and NxStage agree that the parties shall share the cost of such insurance coverage, up to a maximum amount of $200,000 per party per annum; provided that Customer shall consider in good faith requests made by NxStage to share insurance costs in excess of these amounts. Recall insurance, if obtained by NxStage, shall name Customer (but no other customer of NxStage) as an additional insured. Any insurance payment to Customer under such policy shall offset any damages determined to be owed to Customer hereunder pursuant to the foregoing terms, with NxStage obligated to pay any remainder pursuant to the terms hereof.

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                                   SCHEDULE D

                           CHRONIC OUTPATIENT THERAPY
                          AUTHORIZED CUSTOMER LOCATIONS
            (IF MORE THAN ONE LOCATION IS COVERED BY THIS AGREEMENT)

     List name of location, address, provider number, and phone number.

[**]


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                                  Page 26 of 45


                                   SCHEDULE E

                             PREFERRED RELATIONSHIP

1. MARKET RIGHTS

In recognition of a Preferred Relationship between NxStage and Customer, NxStage agrees to limit the number of Active NxStage Customers (as defined below) in specified geographic Markets (as defined below) in the Continental United States for the duration of the Term to the levels defined in Attachment A, as the same may be adjusted pursuant to the terms hereof. For purposes of this Agreement, Markets are as defined by geographical county, group of counties, or subdivisions of a county (for [**] and [**]), as set forth in Attachment A hereto.

As detailed in Attachment A, and subject to the terms set forth below, NxStage agrees to provide Customer "Full Exclusivity" (Customer Only, and No Active NxStage Customer) access in [**] markets, "Customer + 1 Active NxStage Customer Exclusivity" (hereinafter "Customer + 1 Exclusivity") access in [**] markets, and "Customer + 2 Active NxStage Customer Exclusivity" (hereinafter "Customer + 2 Exclusivity") access in remaining markets at the Effective Date, (hereinafter, in addition to all other exclusivity rights set forth in this Paragraph 1, collectively referred to as "Exclusivity, or Exclusivity Rights").

Markets not presently qualifying for Full Exclusivity, Customer +1 or Customer +2 Exclusivity ("Exception Markets") are [**] other Active NxStage Customers), [**] other Active NxStage Customers), [**] other Active NxStage Customers), [**] other Active NxStage Customers), [**] other Active NxStage Customers), [**] other Active NxStage Customers), [**] other Active NxStage Customers), [**] other Active NxStage Customers), and [**] other Active NxStage Customers). NxStage agrees to limit the number of Active NxStage Customers in the Exception Markets to these stated levels. NxStage agrees that if any Active NxStage Customer's agreement with NxStage is terminated in the Exception Markets during the Term, or any extension thereof, and such Market is not otherwise a "filled Market" (as defined below), NxStage shall not enter into a new agreement to establish a new Active NxStage Customer in such Exception Market for a period of [**] months following the relevant agreement termination date. The parties understand that the foregoing list of Markets are the only "Exception Markets", and that Customer + 2, +3 or other Markets that lose one or more levels of Exclusivity rights pursuant to the terms set forth herein, shall not thereafter convert to Exception Markets.

For purposes hereof, the term "Active NxStage Customer" shall mean any organization, other than Customer, with one or more sites/facilities located in the specific Market (as defined in Attachment A) that a) then has [**] or more patients trained and billed for through such one or more sites/facilities, which sites/facilities are located in the specific Market, using the System One or related NxStage home hemodialysis products for chronic patient home hemodialysis therapy or b) who then has the right to increase the number of their home hemodialysis patients that are using the System One or related NxStage home hemodialysis products in that Market. Customer understands that the list of Active NxStage Customers may change during the Term, and any extension thereof, so long as (i) the number of Active NxStage Customers with facilities/sites in any Market, at any given time during the term hereof, does not exceed stated levels herein; or (ii) is otherwise inconsistent with any provision of this Agreement. For purposes of this Agreement, Customer expressly understands that each Active NxStage Customer may have one or more sites/facilities in a specific Market, and that such Active NxStage Customer shall still count as only one Active NxStage Customer for purposes of Exclusivity calculations hereunder.

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NxStage agrees to endeavor in good faith to limit all other chronic home hemodialysis customers of NxStage ("Non-Active NxStage Customers") to no more than one (1) in each Customer + 1 Exclusivity Market or two (2) in each Customer + 2 Exclusivity Markets or Exception Market. In the event the number of Non-Active NxStage Customers exceed these levels in any Market, NxStage shall notify Customer thereof and shall meet with Customer to discuss a reasonable resolution, including without limitation, potential adjustments to Market Specific Training Thresholds.

NxStage further agrees in all Continental United States Markets to not sell or rent the NxStage System One and related home hemodialysis products for chronic patient home hemodialysis therapy, directly or indirectly, (A) to any Major Dialysis Provider clinic (defined as any affiliate of or clinic or joint venture under common control or management of a parent entity that (i) collectively provides dialysis services to more than 25% of U.S. chronic dialysis patients, and (ii) supplies dialysis products), or (B) to any entity, in which at least [**] percent ([**]%) of the equity or other ownership interest is owned, directly or indirectly, by any physician or physician group (including all physicians affiliated therewith) that has entered into a medical director agreement with Customer ( hereinafter, individually and collectively referred to as a "Customer Medical Director") that prohibits the Customer Medical Director from being involved in a business that provides chronic patient home hemodialysis therapy in the location in which such entity is located (hereinafter collectively referred to as a "Customer Medical Director Agreement") until the expiration of noncompetition obligations contained therein relating to home hemodialysis in such location; provided that the obligations set forth in subsection (B) shall not apply unless, (a) NxStage is notified in writing of the name of the Customer Medical Director with a then-current Customer Medical Director Agreement at least [**] days prior to the initiation of discussions between NxStage and the entity (provided that if NxStage, after reasonable inquiry, is unaware of any relationship between such a Customer Medical Director and such entity, NxStage shall not be restricted from selling or renting Products to such entity; and provided further that in no event shall NxStage be prohibited from selling or renting Products to any such entity's dialysis clinic or facility in a location where such Customer Medical Director that has at least the above-referenced ownership interest in such entity is not prohibited from being involved in a business that provides chronic patient home hemodialysis therapy); (b) the entity is one with which NxStage does not have any existing agreement as of the Effective Date (it being understood that the foregoing restrictions set forth in subsection (B) shall not impact any agreements executed by NxStage with other customers prior to the Effective Date or any customer relationships in active negotiations with NxStage prior to the Effective Date); and (c) Customer does not otherwise interfere with the ability of the Customer Medical Director to prescribe NxStage home hemodialysis therapy either by not having a center offering the NxStage System One to potential patients in the applicable Market where the entity owned, in whole or in part, by a Customer Medical Director is establishing a home hemodialysis program or by interfering with the clinical discretion of the Customer Medical Director. Notwithstanding the foregoing, Customer agrees that NxStage may continue to supply products to any Major Dialysis Providers' existing sites in Markets in which NxStage products/therapy are currently offered at the Effective Date (such Markets are listed in Attachment B to this Agreement), and [**]. A list of such sites shall be added at the time of any such acquisition to Attachment B. NxStage further agrees that it shall adjust the Variable Market Specific Training

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Thresholds so that the same shall be calculated using one hundred percent (100%)
of the mean training rate of Active NxStage Customers (as described under "Maintaining Market Levels Exclusivity" below) in each of those Markets where Major Dialysis Provider acquires the contractual right to purchase NxStage products through acquired sites/facilities.

NxStage further agrees not to sell or rent the NxStage System One, and related home hemodialysis products for chronic patient home hemodialysis therapy, directly or indirectly, to (A) any provider under the ownership, management or control of an entity whose main business is the provision of homecare services (e.g. IV infusion or oxygen therapies), other than the provision of home hemodialysis, unless such provider purchases an existing provider other than Major Dialysis Provider that has a primary business unit that provides dialysis services to more than [**] chronic outpatient dialysis patients in the United States; provided that if such an acquisition would occur, NxStage shall remain subject to the Exclusivity Rights and other provisions set forth herein, or (B) any provider that does not have, or is not in the process of obtaining, certification from the Centers for Medicare and Medicaid Services to furnish home hemodialysis services.

Customer understands that all of the foregoing Exclusivity restrictions apply exclusively to chronic patient home hemodialysis therapy, and that NxStage shall not be restricted in any way from making sales or rentals/leases of its products, including the System One, to other customers pursuant to the terms hereof for any other use, including without limitation, for the treatment of kidney failure in the acute setting or for in-center use.

As a condition to maintaining such Exclusivity, in addition to the requirements set forth in Section 2 below, (i) on or after [**], the number of Customer's home hemodialysis patients using Major Dialysis Provider products and other non-NxStage products, viewed in the aggregate, excluding those owned or leased by Customer as of the Effective Date, must never be greater than the greater of
(A) [**] or (B) [**] percent ([**]%) of Customer's home hemodialysis patient population (additionally, for Full Exclusivity Markets with at least [**] home hemodialysis patients, the percentage of Customer's home hemodialysis patients using Major Dialysis Provider products and other non-NxStage products, excluding those owned or leased by Customer in such Market as of the Effective Date, viewed in the aggregate, must never be greater than [**] percent ([**]%) on a Market-by-Market basis; provided that during 2007, home hemodialysis patients participating in [**] Investigational Device Exemption study in support of FDA clearance shall be excluded from this calculation; (ii) Customer's share of home hemodialysis patients using the NxStage System One or any successor NxStage hemodialysis product must never decline by [**] percent ([**]%) or more over any [**] month period during the Term of this Agreement, or any extension term, or by more than [**] percent ([**]%) over the Term of this Agreement, or any extension term, and (iii) on or after September 1, 2007, the percentage of Customer's NxStage Patients using PureFlow Express (Bags) Monthly Dialysis Supplies must never be greater than [**] percent ([**]%) (provided that NxStage shall either delay this requirement or temporarily increase this percentage in the event Customer is materially impaired from achieving a higher percentage of its patients on PureFlow SL due to product reliability issues associated with the PureFlow SL; and provided further that in no event shall such date extend beyond the earlier of (A) the first date on which at least [**] percent ([**]%) of all Active NxStage Customers' NxStage patients are on PureFlow SL, or (B) December 31, 2007); and if by December 31, 2007 at least [**] percent ([**]%) of all Active NxStage Customers' NxStage patients are not on PureFlow SL, NxStage shall have the option to either further extend such requirement until such [**] percent ([**]%) target has been achieved or adjust this requirement to reflect the then-current percentage of Active NxStage Customers' NxStage patients on PureFlow Express (Bags). For purposes of any of the foregoing calculations, home hemodialysis patients shall include home hemodialysis as well as home hemofiltration and home hemodiafiltration patients.

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If any of the preceding obligations are not met, NxStage may terminate any and all Exclusivity rights hereunder (unless such failure is Customer's obligation to maintain a [**] percent ([**]%) limit in Full Exclusivity Markets, in which case only the Exclusivity related to the Market in which the failure occurred may be terminated) upon ninety (90) days notice (provided Customer does not cure within such 90 day period); provided however, no such termination shall be permitted and Customer shall not lose any Exclusivity if any of the foregoing requirements are not met due to NxStage's failure to (i) supply a sufficient number of Products for any reason, (ii) make adequate resources available to timely train new Authorized Customer Locations, or, in the case of PureFlow introductions, existing Authorized Customer Locations, or (iii) provide Reliable Products (as defined in Section 2 below). Customer may elect to waive its Exclusivity Rights in any Market, at any time or from time to time by notifying NxStage in writing of such waiver. Once Exclusivity Rights hereunder are waived by Customer they shall be perpetually terminated, and all of Customer's other obligations under this Schedule E shall remain unchanged.

On or after [**], if the percentage of Customer's home hemodialysis patients using Major Dialysis Provider products and other non-NxStage products, excluding those owned or leased by Customer as of the Effective Date, viewed in the aggregate, in any specific Market (other than a Full Exclusivity Market) with [**] or more home hemodialysis patients is greater than [**] percent ([**]%), [**] level of Exclusivity shall be lost for that Market, upon ninety
(90) days notice (provided Customer does not cure within such ninety (90) day period); provided, however, no such termination shall be permitted and Customer shall not lose any Exclusivity if any of the foregoing requirements are not met due to NxStage's failure to (i) supply a sufficient number of Products for any reason, (ii) make adequate resources available to timely train new Authorized Customer Locations, or, in the case of PureFlow introductions, existing Authorized Customer Locations, or (iii) provide Reliable Products (as defined in
Section 2 below).

For purposes of this Agreement, home hemodialysis at Nursing Homes/Skilled Nursing Facilities and through Pediatric programs shall not contribute to Exclusivity calculations, so long as the Pediatric programs are not providing NxStage home hemodialysis services to adult patients, and so long as programs providing dialysis to Nursing Homes/Skilled Nursing Facilities (or the Nursing Homes themselves) are not providing NxStage home hemodialysis services to patients not residing in such facilities. Further, in recognition of Customer's status as NxStage's preferred national service provider, if a Nursing Home/Skilled Nursing Facility in a Full Exclusivity Market or Customer + 1 Exclusivity Market approaches NxStage seeking to purchase or rent NxStage home hemodialysis products for its patients, NxStage shall promptly notify Customer thereof in writing and Customer shall have [**] days to notify NxStage regarding whether it wishes to provide such services to such patients and an additional [**] days to initiate such services. If at the conclusion of such [**] day period Customer has not initiated service at such Nursing Home/Skilled Nursing Facility, NxStage shall thereafter be free to enter into an agreement regarding the provision of NxStage products with such Nursing Home/Skilled Nursing Facility, subject to the limitations set forth in this Schedule E, including without limitation in the first sentence of this paragraph hereof.

NxStage agrees that in the event an Active NxStage Customer provides chronic home hemodialysis therapy with the NxStage System One to [**] or more patients that reside in a Market, other than the Market through which such patients are trained and billed for, and provided that all such [**] or more patients shall reside in the same Market ("Out-of-Market Patients"), then NxStage agrees, [**]

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This requirement shall only apply after Customer provides NxStage written notice that it suspects that such a number of patients are so treated through an Active NxStage Customer and NxStage confirms through its own investigation that such a situation exists.

Customer acknowledges the importance of NxStage's earlier partnership and relationship with certain providers ("Early Partners"), and agrees to provide such Early Partners the following Market entry rights. After January 1, 2008, Customer agrees that Early Partners, in aggregate, may enter any and all Customer + 2 or +3 or higher Exclusivity filled Markets (as hereafter defined), pursuant to the terms set forth below, and that NxStage shall have [**] months from the date the first Early Partner schedules a patient training in such Market, to restore the number of permitted Active NxStage Customers in any such filled Market to then-required levels hereunder (for the purposes hereof, "filled Markets" shall mean Markets with the maximum number of Active NxStage Customers then permitted). This right to restore the number of permitted Active NxStage Customers in any given Market to then-required levels hereunder shall not be invoked by NxStage more than [**] times during each calendar year under the Term; provided that such right may not be exercised at any time during the first calendar year of this Agreement. Additionally, NxStage agrees that following such entry into a filled Market by an Early Partner, Customer's then-current Exclusivity Rights for that filled Market shall not thereafter be reduced due to any failure by Customer to achieve Market Specific Training Thresholds. If NxStage fails to cure a given Market as required above, upon expiration of the [**] month cure period, NxStage shall not sell or lease the Early Partner any additional System Ones for use in the filled Market, until such Market has been restored to the required number of permitted Active NxStage Customers in such Market. Notwithstanding the foregoing, after January 1, 2008, Early Partners shall be permitted to enter, in aggregate, up to [**] filled Markets (no more than [**] Customer + 1 Markets and [**] Customer + 2 or + 3 or higher Markets) over the [**] calendar years of this Agreement; provided that Early Partners, in aggregate, subject to all restrictions set forth herein, shall not enter more than [**] Customer + 1 filled Market during [**] calendar years of this Agreement and more than [**] Customer + 2 filled Markets during [**] calendar years of this Agreement, in each case without triggering an obligation of NxStage to restore the number of permitted Active NxStage Customers in any given Market to then-required levels hereunder (hereinafter, such Markets shall be referred to as "Non-Cured Markets").

In the event Early Partners enter a Non-Cured Market, Customer's Market Specific Training Thresholds for that Market and 100% and Minimum Volume Commitments and Required and Minimum Percentage Increases will be ratably reduced using a "fair share" concept.

2. VOLUME COMMITMENTS AND MARKET SPECIFIC TRAINING THRESHOLDS

As a further condition to maintaining the Exclusivity rights set forth in
Section 1 of this Schedule E above, Customer agrees to have the following number of NxStage Patients at its clinics by the dates ("Target Dates") indicated below (hereinafter referred to as "Volume Commitments").

For purposes hereof, "NxStage Patients" shall mean Customer's (i) home hemodialysis patients, and (ii) in-center self-care hemodialysis patients, in each case using the NxStage System One or a NxStage successor product to the System One with then-current Patient Prescription Monthly Standing Orders and ordering Monthly Dialysis Supplies; provided that Customer's NxStage self-care patients representing more than [**] percent ([**]%) of Customer's chronic hemodialysis patient population using the NxStage System One or a NxStage successor product shall not count as "NxStage Patients"; and provided further that all such self-care patients must be at the pricing set forth in Schedule B.

     VOLUME COMMITMENTS FOR FIRST THREE YEARS

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
                                     NUMBER OF NXSTAGE PATIENTS REQUIRED   NUMBER OF NXSTAGE PATIENTS REQUIRED
TARGET DATE BY WHICH VOLUME            TO MEET 100% VOLUME COMMITMENT       TO MEET MINIMUM VOLUME COMMITMENT
COMMITMENT MUST BE MET OR EXCEEDED        ("100% VOLUME COMMITMENT")           ("MINIMUM VOLUME COMMITMENT"
----------------------------------   -----------------------------------   -----------------------------------
June 30, 2007                                        [**]                                  [**]
December 31, 2007                                    [**]                                  [**]
June 30, 2008                                        [**]                                  [**]
December 31, 2008                                    [**]                                  [**]
June 30, 2009                                        [**]                                  [**]
December 31, 2009                                    [**]                                  [**]

     During this initial three year period:

          a. Customer must achieve a NxStage Patient census at least equal to the applicable 100% Volume Commitment by each Target Date (subject to applicable cure periods), in addition to satisfying the other obligations set forth in Section 1 of this Schedule E above, in order to preserve all of its Exclusivity rights as then in effect hereunder.

          b. If at any time during the first three years hereof Customer achieves a NxStage Patient census less than the applicable 100% Volume Commitment and equal to or above the applicable Minimum Volume Commitment by the applicable Target Date (subject to applicable cure periods), and otherwise satisfies each of the requirements set forth in Section 1 of this Schedule E above, Customer may retain Exclusivity on a Market-by-Market basis in those markets where Market Specific Training Thresholds (as defined below) are met or exceeded.

          c. If at any time during the first three years hereof Customer achieves a NxStage Patient census less than the applicable Minimum Volume Commitment by the applicable Target Date, Customer shall lose, subject to cure periods discussed below, all rights of Exclusivity and Preferred Provider Rights set forth in this Schedule E.

     VOLUME COMMITMENTS FOR YEARS FOUR AND FIVE, IF AGREEMENT IS EXTENDED

     In the event this Agreement is extended for up to two (2) additional years, as set forth on the front page hereof, Customer must achieve the following Volume Commitments by the dates indicated:

          a. Customer must have at least [**] NxStage Patients at December 31, 2009.

          b.   At the expiration of each of the first three (3) additional six
               (6) month increments of such additional two (2) year period, starting with June 30, 2010, Customer must have increased the number of its NxStage Patients by at least the percentage set forth in the table immediately below above the number of NxStage Patients that it had at the end of the preceding six (6) month period:

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
NUMBER OF CUSTOMER'S
NXSTAGE PATIENTS AT
START OF EACH SIX(6)    REQUIRED SEMI-ANNUAL
MONTH PERIOD           PERCENTAGE INCREASE (1)
--------------------   -----------------------
        [**]                    [**]%
        [**]                    [**]%
        [**]                    [**]%

(1) The required semi-annual percentage increase shall be determined based upon the number of Customer's NxStage Patients as of the start of each such period.

(2) Compliance with required semi-annual percentage increases shall be measured at June 30, 2010, December 31, 2010 and June 30, 2011, and shall be calculated by determining the percentage increase between the number of Customer's NxStage Patients at the date six (6) months immediately preceding the aforementioned calculation date and the number of Customer's NxStage Patients at such calculation date.

     During any extended term of this Agreement:

          a. Customer must achieve at least one hundred percent (100%) of these required semi-annual percentage increases in patient volumes ("Required Percentage Increase"), subject to applicable cure periods, in addition to satisfying the other obligations set forth in Paragraph 1 of this Schedule E above, in order to preserve all of its Exclusivity rights, as then in effect hereunder (any losses in Exclusivity rights during the initial three (3) year term hereunder shall be carried over through any extended term of this Agreement).

          b. If at any time after June 30, 2010, Customer achieves less than one hundred percent (100%) but more than [**] percent ([**]%) of these required semi-annual percentage increases in patient volumes ("Minimum Percentage Increase"), subject to applicable cure periods, and otherwise satisfies the requirements set forth in Paragraph 1 of this Schedule E above, Customer may retain Exclusivity, as then in effect hereunder, on a Market-by-Market basis in those Markets where Market Specific Training Thresholds are met or exceeded.

          c. Customer shall lose all Exclusivity and Preferred Provider Rights set forth in this Schedule E, and NxStage may, at its option, immediately terminate this Agreement, in the event Customer, at any time during any extended term, achieves less than the applicable Minimum Percentage Increase, subject to applicable cure periods.

     MAINTAINING MARKET-LEVEL EXCLUSIVITY

     Subject to the foregoing terms, if (A) at any time during the initial three year term Customer does not meet the 100% Volume Commitment, but does meet or exceed the Minimum Volume Commitment, or (B) during the extended term, Customer does not meet or exceed 100% of the Required Percentage Increase, but does meet or exceed the Minimum Percentage Increase; then Customer may retain Exclusivity on a Market-by-Market basis in those Markets where Market Specific Training Thresholds are met or exceeded.

          a. For purposes hereof, "Market Specific Training Thresholds" shall equal the lower of (i) the fixed Market Specific Training Thresholds set forth in Attachment A (the

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               "Fixed Market Specific Training Threshold), or (ii) [**] percent
               ([**]%) of the Mean Training Rate (as defined below) of Active NxStage Customers nationwide over the preceding six (6) month period, and adjusted to represent Customer's "fair share" of the ESRD Market population given Customer's Market specific Exclusivity rights, and adjusted for the specific Market ESRD patient population (the "Variable Market Specific Training Threshold). For example, in calculating the Variable Market Specific Training Threshold, in Customer + 1 Exclusivity Markets, Customer's "fair share" of a given [**] ESRD patient Market population shall be half; in Customer + 2 Exclusivity Markets, Customer's "fair share" of a given [**] ESRD patient Market population shall be one-third; in Full Exclusivity Markets, Customer's "fair share" shall be one hundred percent (100%) of the given [**] ESRD patient Market population; and in Exception Markets, Customer's "fair share" shall be appropriately adjusted to reflect Customer's proportionate share of the Market based on the number of Active NxStage Customers in such Market . All Authorized Customer Locations within the applicable Market shall be aggregated for determining whether Market Specific Training Thresholds are met or exceeded for such Market. For purposes hereof, the parties agree that the "Mean Training Rate" shall equal the weighted average of each ANC Market Training Rate (as hereafter defined), with such weighted average calculated on an ESRD Market population basis over the preceding six (6) month period. "ANC Market Training Rate" shall equal the sum of all Active NxStage Customers' patient training rates in each Market, with each of such rates adjusted to assume a [**] ESRD patient Market population and further adjusted to reflect each such Active NxStage Customer's "fair share" of the Market during such six (6) month period, it being understood that only the training rates of Active NxStage Customers with at least six (6) months of operations shall be included in such calculation, and that only Markets with Active NxStage Customers with at least six (6) months of NxStage operations shall be included in such Mean Training Rate. An illustrative example of this calculation is attached in Exhibits B-1 and B-2 attached hereto.

          b. Beginning on June 30, 2007 and at the end of every six month period thereafter, a prospective Variable Market Specific Training Threshold will be established for each Market. Except as otherwise provided below, and only in the event that 100% of the Volume Commitments have not been met by the required date and any applicable cure period, Customer must meet or exceed the lower of this rate, or the Fixed Market Specific Training Threshold rates set forth in Attachment A, in each Market in order to maintain Market level Exclusivity.

                    i. NxStage shall provide Customer written notice of the Variable Market Specific Training Thresholds within [**] days of the end of each six month period hereunder. Such Variable Market Specific Training Rate shall apply to the subsequent six month period

                    ii. Customer shall have the right to audit NxStage's calculation of such Variable Market Specific Training Thresholds through an independent public accounting firm that, within the preceding [**] years has not had any relationship with either of the parties, so long as such accounting firm keeps the results of its investigation strictly confidential and does not disclose the same to Customer, other than its final determination of the Variable Market Specific Training Threshold.

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                    iii. To contribute to either Fixed or Variable Market
                         Specific Training Thresholds for any given period, (A) a completed Patient Prescription Monthly Standing Order must be received by NxStage by the end of such period, and (B) the NxStage Patient must complete at least [**] NxStage treatment/training sessions prior to discontinuation of therapy, if applicable.

                    iv. Fixed and Variable Market Specific Training Thresholds will each be adjusted according to the following table:

STATUS OF
CUSTOMER
FACILITY AS OF
12/31/06           JAN/JUN 07 (1)   JUL/DEC 07 (1)   JAN/JUN 08   JUL/DEC 08 (2)
--------------     --------------   --------------   ----------   --------------
Active home HD          [**]             [**]           [**]           [**]
program, Active
NxStage patients

Active home HD          [**]             [**]           [**]           [**]
program, no
NxStage Patients

Home HD                 [**]             [**]           [**]           [**]
Certification,
No Active Home
HD/NxStage
Patients

No                      [**]             [**]           [**]           [**]
Certification
and No Home HD
Program (2)

(1) During the first two six (6) month periods hereof, Market-by-Market reviews will only take place for Markets that are either a) Full Exclusivity, b) Customer+1 Exclusivity, or c) other Markets with patient populations [**] (see Attachment A). For the third six (6) month period and thereafter, Market-by-Market reviews will take place for all Markets with patient populations [**] (see Attachment A).

(2) Following December 2008, all Market Specific Training Thresholds must be met in all Markets hereunder.

                    v. Variable Market Specific Training Thresholds shall be further adjusted to account for expected seasonality in patient training rates.

                         A. Variable Market Specific Training Thresholds for July to December shall be calculated based upon [**]%) of the Mean Training Rate.

                         B. Variable Market Specific Training Thresholds for January to June shall be calculated based upon [**] percent ([**]%) of the Mean Training Rate.

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LOSS OF EXCLUSIVITY RIGHTS

In the event Customer loses any Exclusivity Rights or Preferred Provider Rights, as set forth herein and after any applicable failure to cure, such rights shall be permanently lost hereunder, unless otherwise agreed by the parties and such termination of Exclusivity Rights and Preferred Provider Rights shall be NxStage's sole remedy for Customer's failure to cure.

CUSTOMER'S RIGHT TO CURE

CURING FOR FAILURE TO ACHIEVE 100% VOLUME COMMITMENTS OR REQUIRED PERCENTAGE INCREASES

Customer shall have the right to cure any failure to meet 100% Volume Commitments or Required Percentage Increases, based upon the following:

     a. If applicable 100% Volume Commitments are not achieved by the applicable Target Dates at any time beginning on June 30, 2007 through the expiration of the initial three (3) year Term of this Agreement, or if the Required Percentage Increase is not achieved within any applicable semi-annual period at any time during any extension term hereof, Customer shall have [**] days to make up [**] percent ([**]%) of any shortfall plus [**] percent ([**]%) of the volume of NxStage Patients required to achieve the applicable 100% Volume Commitment or Required Percentage Increase for the next six (6) month period as set forth in Paragraph 2 of Schedule E above. If Customer fails to achieve these patient volumes within the [**] day cure period, NxStage may reduce one level of Exclusivity in each of those Markets that have not achieved applicable Market Specific Training Thresholds, even if Customer subsequently cures one hundred percent (100%) of the shortfall and achieves the next applicable 100% Volume Commitment or Required Percentage Increase within the next [**] days. If Customer achieves these patient volumes within the [**] day cure period, Customer shall have an additional [**] days to completely cure any shortfall from the prior period and to achieve one hundred percent (100%) of the 100% Volume Commitment or Required Percentage Increase applicable hereunder at the expiration of such [**] day period.

     b. Except as otherwise set forth herein, in the event Customer successfully cures its failure to achieve applicable 100% Volume Commitments or Required Percentage Increases, Customer shall avoid Market-by-Market reviews and may maintain all of its then-current Exclusivity Rights hereunder.

CURING FOR FAILURE TO ACHIEVE MINIMUM VOLUME COMMITMENTS OR MINIMUM PERCENTAGE INCREASES

Customer shall have the right to cure any failure to meet Minimum Volume Commitments or Minimum Percentage Increases, based upon the following:

     a. If the first applicable Minimum Volume Commitment is not achieved on June 30, 2007, the Presidents of NxStage and Customer shall meet to establish in good faith mutually agreed curing targets; provided that in no event shall such mutually agreed upon targets eliminate Customer's obligation to meet all Volume Commitments commencing on and after December 31, 2007. If Minimum Volume Commitments are not achieved on June 30, 2007 and December 31, 2007, all Exclusivity and Preferred Provider Rights shall be terminated effective upon thirty
          (30) days notice to Customer.

     b. If applicable Minimum Volume Commitments are not achieved by the applicable Target Dates at any time after June 30, 2007, through the expiration of the initial three year term of this Agreement, or if the Minimum Percentage Increase is not achieved within any applicable semi-annual period at any time during any extension term hereof, Customer

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          shall have [**] days to make up [**] percent ([**]%) of any shortfall plus [**] percent ([**]%) of the volume of NxStage Patients required to achieve the applicable Minimum Volume Commitment or Minimum Percentage Increase for the next six (6) month period as set forth in Paragraph 2 of this Schedule E. If Customer fails to achieve these patient volumes within the [**] day cure period, NxStage may terminate all of Customer's Exclusivity Rights and Preferred Provider Rights hereunder. If Customer achieves these patient volumes within the [**] day cure period, Customer shall have an additional [**] days to completely cure any shortfall from the prior period and to achieve one hundred percent (100%) of the Minimum Volume Commitment or Minimum Percentage Increase applicable hereunder at the expiration of such [**] day cure period. This right to cure may only be exercised [**] by Customer during the Term, including any extension term, of this Agreement.

CURING FOR FAILURES TO ACHIEVE MARKET SPECIFIC TRAINING THRESHOLDS

Customer shall have the right to cure any failure to meet Market Specific Training Thresholds, based upon the following:

     a. CURING A FAILURE TO SUBMIT APPROPRIATE DOCUMENTATION. If appropriate documentation is not timely submitted, one level of Exclusivity shall be lost for that Market, e.g., Markets with Full Exclusivity shall go to Customer + 1 Exclusivity, Markets with Customer + 2 Exclusivity shall go to Customer + 3 Exclusivity, unless such failure to submit appropriate documentation is cured by Customer within the next [**] days. If the failure to submit appropriate documentation is timely cured, and the then-current period's requirements as set forth in the above table are not met (i.e., initiating 2 NxStage Patients), Customer shall have an additional [**] days to cure the failure to achieve the milestone before a level of Exclusivity is lost. If Customer's failure to initiate [**] NxStage Patients is caused by regulatory delays in evaluating properly submitted documentation or conducting any needed surveys, and the same are outside of the reasonable control of Customer, Customer shall have a maximum of an additional [**] consecutive days to achieve such milestone. If the failure to submit appropriate documentation is not timely cured, a level of Exclusivity shall be lost, even if the next period's requirements as set forth in the above table are met (i.e. initiating [**] NxStage Patients).

     b. CURING A FAILURE TO INITIATE NXSTAGE PATIENTS. If Customer fails to timely initiate [**] NxStage Patients, one level of Exclusivity shall be lost for that Market, unless such failure to timely initiate patients is cured by Customer within the next [**] days. If this failure is timely cured, and the next period's requirements as set forth in the above table are not met (e.g. exceeding Market Specific Training Thresholds), Customer shall have an additional [**] days to cure the failure to achieve the milestone before a level of Exclusivity is lost. If the failure to initiate NxStage Patients is not timely cured, a level of Exclusivity shall be lost, even if the next period's requirements as set forth in the above table are met (e.g. Market Specific Training Thresholds are exceeded).

     c. CURING A FAILURE TO ACHIEVE TRAINING THRESHOLDS ([**]% OR FULL SHARE, DEPENDING UPON THE REQUIREMENTS SET FORTH IN THE TABLE ABOVE). If Customer fails to achieve Market Specific Training Thresholds according to the targets set forth in the table above, Customer shall have [**] days to resume training at the Market Specific Training Threshold for that six-month period and to make up [**] percent ([**]%) of the shortfall in NxStage Patients (calculated based upon the number of NxStage Patients Customer would have in that Market had Market Specific Training Thresholds been met). If Customer fails to achieve

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          either of these targets, one level of Exclusivity shall be lost for that Market. If Customer achieves each of these targets, Customer shall have an additional [**] days to continue training at the Market Specific Training Threshold for that six-month period and to make up one hundred percent (100%) of any shortfall. If these requirements are not met at the end of this additional [**] day period, Customer shall lose one level of Exclusivity for that Market.

     An illustrative example of the determination of curing rates is set forth in Exhibit C.

Notwithstanding the foregoing, if Customer's failure to achieve any of the obligations set forth in Sections 1 and 2 of this Schedule E is directly attributable to NxStage's failure to (i) deliver ordered Products (defined to mean for purposes of this Section 2, failure to supply Customer's orders hereunder within [**] days of NxStage's receipt of properly completed Patient Prescription Monthly Standing Orders, provided such orders are consistent with the requirements of Section 7 of this Schedule E hereof, (ii) maintain reasonably adequate training capacity (defined to mean for purposes of this Section 2, failure to provide initial in-service and training for new Authorized Customer Locations, as contemplated by Section 13 of Schedule A hereof, and subject to the limitations of Section 7 of this Schedule E hereof, within [**] days of Customer's request; provided Customer has otherwise complied with the terms hereof relating to site/facility starts), or (iii) provide Reliable Products (as hereinafter defined) then, in each case, NxStage will not have the right to terminate the specific Exclusivity rights impacted by NxStage's failure to deliver Product, maintain appropriate training capacity or provide Reliable Products. In such an event, Customer and NxStage shall mutually agree upon appropriate adjustments to such requirements, giving due consideration to the extent and duration of any failure to supply properly ordered Product, maintain reasonably adequate training capacity, or provide Reliable Products. For purposes hereof, NxStage shall be deemed to provide "Reliable Products" to Customer, unless Customer (i) experiences a material adverse change, viewed from the perspective of all of Customer's Authorized Customer Locations, on an aggregate basis, over any calendar quarter from the preceding calendar quarter in either of the following: (a) NxStage patient training rates or (b) NxStage patient drop rates; in each case provided that such a material adverse change in rates is directly attributable to equipment reliability issues rather than other factors (including, without limitation, in the case of patient training rates seasonality factors); and provided further that Active NxStage Customers, when viewed in the aggregate, are experiencing substantially similar material adverse changes in such one or more rates due to equipment reliability issues. For purposes hereof, the parties understand that the facts and circumstances of all situations are different, but agree that a material adverse change in rates shall, in general, be considered to be equal to or greater than [**] percent ([**]%).

MARKET BY MARKET REVIEWS

Every [**] months during the term of this Agreement, commencing in July, 2007, Customer and NxStage shall meet, at a mutually agreed upon time, to review Customer's performance hereunder. Such discussions shall include, without limitation, [**] shall also be discussed. NxStage and Customer each agree to use commercially reasonable efforts to assemble the information reasonably requested by the parties in connection with such meetings, including the information referenced above. To assist NxStage in conducting this analysis, Customer agrees to make commercially reasonable efforts to complete information on NxStage's standard Patient Prescription Monthly Standing Order (including age, weight, height, gender, access type, presence of diabetes and ethnicity) and its Therapy Discontinuation Form.

3. FINANCIAL COMMITMENT

On the Effective Date, Customer shall execute that certain Stock Purchase Agreement attached hereto as Exhibit A.

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4. THERAPY INFORMATION

As long as any Exclusivity Rights are maintained hereunder, NxStage will use commercially reasonable efforts and work collaboratively with Customer to give Customer access to its patients' therapy delivery information (e.g., treatment times, flow rates, and alarms) recorded by the System Ones purchased or rented by Customer hereunder ("Therapy Information") according to Customer's reasonable specifications. NxStage shall initiate a pilot program to provide such Therapy Information to Customer within [**] months of the Effective Date, with Customer or its patients using USB drives to retrieve such information from System One Cyclers, and NxStage providing Customer access to a secure server maintained by NxStage to retrieve such Therapy Information, to the extent the same has been transmitted to NxStage. Within [**] months of the Effective Date, NxStage and Customer shall meet to discuss software enhancements to the pilot program to better enable Customer to access the Therapy Information, e.g. more real time access to Therapy Information and smoother integration of such information into Customer's clinical information system ("Therapy Information Software") as well as overall Customer feedback and suggestions relating to the transmission and utilization of Therapy Information. At such meeting, NxStage and Customer shall mutually agree upon the scope of such development project and the related timeline and budget. NxStage understands that Customer would like such project to have a [**] month timeline, and NxStage agrees that it shall endeavor in good faith to execute such a development plan within this timeframe provided the scope of such development activities is reasonably achievable within such time period. NxStage shall use commercially reasonable efforts to develop such Therapy Information Software; provided that (i) NxStage shall have no obligation to pursue development efforts that rely upon (A) different or additional hardware, (B) different or additional communications technology, or (C) costlier supplies, (ii) Customer shall bear all reasonable development costs (in excess of [**] hours of engineering time, so long as such engineering hours are devoted to developing Customer's specific interface to its clinical information system and such costs are consistent with the agreed upon budget), including reasonable materials and prototype costs, at NxStage's standard materials rates and $[**] per hour for engineering time, and (iii) Customer shall bear all reasonable direct out-of-pocket Product costs associated with the Therapy Information Software. In consideration for Customer's feedback in connection with the pilot program and future Therapy Information development activities and for Customer's investment in NxStage pursuant to the terms of Section 3 of this Schedule E, NxStage shall bear the cost of the first [**] hours of engineering time devoted to developing Customer's specific interface to its clinical information system.

All intellectual property developed relating to such development efforts, including without limitation the Therapy Information Software, whether or not patentable, developed solely by NxStage, or jointly by NxStage and Customer, will, in each case, be owned exclusively by NxStage. NxStage hereby grants Customer a perpetual, royalty-free license to use all intellectual property developed hereunder relating to such Therapy Information Software, so long as such intellectual property is used solely by Customer in connection with accessing and using Therapy Information. NxStage agrees that any unique Customer-specific data transfer interface developed by NxStage for Customer hereunder to enable Therapy Information to be imported into Customer's unique clinical information system shall be used exclusively for Customer, and shall not be used in NxStage software used by any other NxStage customers.

NxStage shall work with Customer to develop Therapy Information Software which allows for the direct transfer of Therapy Information from Customer's System Ones to a portion of Customer's clinical information system, as well as NxStage's web server. As a further benefit to Customer, NxStage agrees, during the term if this Agreement, and so long as any level of Exclusivity is maintained hereunder, that any Therapy Information Software developed and used for other customers shall not have this additional functionality and shall instead be processed only at a NxStage web server.

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5. COLLABORATIONS

As long as any level of Exclusivity is maintained by Customer hereunder, NxStage and Customer shall work collaboratively to advance market awareness of NxStage therapies and home and more frequent dialysis. Such activities shall include, without limitation, lobbying activities, therapy marketing and clinical studies. NxStage will devote a minimum of $[**] annually to be matched by Customer in support of collaborative efforts. These activities supported by such funds shall be co-branded, if appropriate, and both parties must work together to approve all content, authors, messaging and forums for such joint activities. Further, the parties agree to evaluate all such activities hereunder on a case by case basis for compliance with all applicable laws, including without limitations those contained in the Social Security Act.

     A.   PUBLIC POLICY

     NxStage and Customer may work together to promote the clinical and economic advantages of home and daily hemodialysis to the Centers for Medicare and Medicaid Services, fiscal intermediaries, commercial insurers, and state and federal legislators with the objective of achieving appropriate reimbursement rates and policies. Notwithstanding the foregoing, NxStage and Customer shall each be free to work independently to promote such matters and, further, each party hereto acknowledges and understands that the other has multiple policy priorities at any given time of which home/daily dialysis will only be one. In no case shall either party be required to act in a manner that may be detrimental to its current or future business. Upon NxStage's request, Customer shall assist NxStage in becoming a member of the [**], and upon Customer's request, NxStage shall assist Customer in becoming a member of the [**].

     B.   COLLABORATION

     - On the Effective Date, NxStage will grant to Customer a prominent link on the NxStage website including acknowledgment that DaVita At Home is NxStage's Preferred National Service Provider (as defined below) of NxStage Home Therapy, and Customer shall grant to NxStage a prominent link on the DaVita @ Home website including acknowledgment of NxStage as its preferred home hemodialysis [technology/system]. NxStage shall limit the number of links to other chronic dialysis service providers and, as long as Customer continues to be NxStage's "Preferred National Service Provider", agrees that any link provided to another service provider shall be less prominent than that provided to Customer. Customer shall limit the number of links to other home hemodialysis products or home hemodialysis product manufacturers and agrees that, as long as Customer continues to be NxStage's "Preferred National Service Provider", any link provided to another home hemodialysis product or home hemodialysis product manufacturer shall be less prominent than that provided to NxStage. For so long as Customer continues to meet the requirements for maintaining its status as NxStage's Preferred National Service Provider, (i) NxStage shall, in addition to the other requirements set forth in this paragraph, continue to acknowledge in such link that Customer is NxStage's Preferred National Service Provider, (ii) NxStage shall have the right to reference on its website an acknowledgement that Customer has selected NxStage as its preferred home hemodialysis technology/system, and (iii) Customer shall have the right to reference on its website an acknowledgement that NxStage has selected Customer as its "Preferred National Service Provider. For purposes of the foregoing, the parties understand that Customer's obligations with respect to the DaVita @ Home website shall apply to any successor Customer home-specific division/subsidiary website.

               - Customer shall maintain its status as NxStage's Preferred National Service Provider hereunder provided:

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                    -    Customer timely achieves each of the Minimum Volume
                         Commitments or Minimum Percentage Increases set forth above (including any applicable cure periods and deferrals related to failure to provide Reliable Products);

                    - Customer achieves mortality and patient retention rates for its NxStage home hemodialysis patients that are similar to or better than those observed by NxStage's other customers, on average, as measured over each semi-annual calendar period during the Term; and

                    - Customer is actively training NxStage Patients in more Markets across the Continental United States than any other Active NxStage Customer, and, as of December 31, 2007, Customer has NxStage Patients in Markets that collectively represent more than [**] percent ([**]%), and as of December 31, 2008 more than [**] percent ([**]%) of the United States chronic outpatient ESRD patient population, as reported by in Attachment A.

               - Customer shall have the right to audit NxStage's mortality and patient retention rate calculations, upon which the foregoing determination is made, through an independent accounting firm that, within the preceding [**] years has not had any relationship with either of the parties, so long as such accounting firm keeps the results of its investigation strictly confidential and does not disclose the same to Customer, other than its final determination regarding comparative mortality and patient retention rates.

               - Customer agrees that every reference to Customer as NxStage's National Preferred Service Provider, whether on a website, in press releases or elsewhere, including without limitation any reference made by Customer on its own website, shall contain footnote, or similar, disclosure indicating the criteria required to achieve National Preferred Service Provider status. For press releases, such disclosure may, within the discretion of NxStage, include reference to NxStage's website.

     - Additionally, NxStage will establish a "Find a Provider" feature on the NxStage website that will list all locations offering NxStage home hemodialysis therapy (provided such customers' have provided their consent to be so listed), with NxStage's website listing DaVita At Home centers first, for each location, with appropriate contact information. In addition, NxStage shall forward direct patient inquiries regarding centers offering NxStage therapy to Customer (by internet or phone) according to the following process: (i) NxStage shall ask patients (through the web or by phone) to select one of the following three criteria for defining the center(s) he/she wishes to have his/her inquiry forwarded to: (A) the closest center (if Customer has the closest center to the patient, the inquiry will be forwarded to Customer, otherwise the patient inquiry shall be forwarded to another site/facility with the closest location to the patient), (B) the largest NxStage home program in the Market (if Customer has the largest NxStage home program in the Market, the inquiry will be forwarded to Customer, otherwise the patient inquiry shall be forwarded to another site/facility with the largest NxStage home program in the Market), or (C) all centers within the Market (in which case the patient inquiry shall be forwarded to all centers within the Market), (ii) after selecting one of these three criteria, the patient will be provided a list of one or more centers that meet the selected criteria, (iii) the patient will then be asked to select those centers to which he/she wishes to have his/her inquiry forwarded to, by checking a box or providing his/her verbal consent. Further, in the event a patient affirmatively asks that his/her inquiry be forwarded specifically to any Active NxStage Customer center or any Customer center, NxStage shall forward such patient inquiry as requested; provided that such requests shall not be solicited by NxStage by the web or by phone.

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                                  Page 41 of 45


     - NxStage and Customer will develop press materials, events and possibly additional marketing materials specifically for use in the promotion of NxStage home hemodialysis therapies in markets where Customer has any level of Exclusivity.

     - NxStage and Customer will develop joint sales plans for specified markets to ensure cooperation between the organizations' sales forces. As part of this effort, a joint national sales meeting will be held within [**] days of the signing of this Agreement to launch these efforts to both sales organizations. Additionally, Customer and NxStage will hold annual joint national sales planning meetings.

     - Upon Customer's timely achievement of the 100% Volume Commitment for December 31, 2007 as set forth above, and provided Customer continues to satisfy the requirements for Preferred National Service Provider status, NxStage will add a disclosure to its company description on its website and at the bottom of its press releases that will refer to Customer as NxStage's "Preferred National Service Provider for Home Dialysis". At the same time, Customer shall also add disclosure to its "DaVita @ Home" or successor Customer home-specific division/subsidiary "company description" on its website and at the bottom of DaVita @ Home (or successor Customer home-specific division/subsidiary) press releases that will refer to NxStage as Customer's "Preferred Home Dialysis System". In the event Customer accomplishes this Volume Commitment target prior to December 31, 2007 and the other requirements of maintaining National Preferred Service Provider status, NxStage and Customer shall each add this disclosure at that earlier date. If at any time subsequent thereto Customer fails to achieve the 100% Volume Commitment by the applicable Target Date, subject to applicable cure periods, or fails to satisfy the other requirements set forth in this paragraph, the parties hereto shall no longer be obligated to include such disclosure.

     C.   RESEARCH

     Consistent with NxStage's patient and site enrollment targets, and standard site qualification requirements, Customer and NxStage are mutually desirous to collaborate on the FREEDOM study conducted by NxStage under separate agreement. In addition, the parties will work together to develop and prioritize research projects that demonstrate the clinical and economic efficacy of home and more frequent hemodialysis and/or support expanded indications for the NxStage System One or NxStage therapy.

6. ACCESS TO FUTURE NXSTAGE PRODUCTS AND FUTURE U.S. MARKETS

So long as any level of Exclusivity is maintained by Customer hereunder, throughout the Term and any extension term of the Agreement, NxStage shall provide to Customer the right to purchase and/or lease all products, software and services sold or distributed by NxStage or any of its affiliates that are or that become commercially available in the United States and which are not already covered by this Agreement or by any other written agreement between the parties (such products, software and services are collectively referred to "Additional Products" and individually as an "Additional Product"). For purposes of this Agreement, any product that is approved by the United States Food and Drug Administration (if applicable), and sold or distributed anywhere in the United States by NxStage and/or any of its affiliates shall be deemed to be "commercially available" in the United States; provided that Additional Products under clinical evaluation or pre-commercial limited release, even if FDA cleared, shall not be deemed "commercially available" (provided that NxStage shall consider in good faith including Customer in such clinical evaluations or pre-commercial limited releases); and provided further that this clause shall not impose any obligations on NxStage with respect to products not specific for home hemodialysis which NxStage manufactures for other parties and does not directly sell itself in the continental United States. NxStage agrees to include Customer in distributions of general customer announcements regarding

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                                  Page 42 of 45


NxStage or any of its affiliate's current, new or forthcoming Additional Products. To the extent that Customer does not already have a purchase arrangement covering such Additional Products, NxStage shall offer Customer such Additional Products on reasonable commercial terms.

Customer agrees that, as a condition to obtaining access to any Additional Products for use in markets other than the home hemodialysis market, it must represent in writing to NxStage that there is nothing in its existing contracts, including without limitation its contract with Gambro, that would limit in any way the full and unlimited expansion of NxStage technology by Customer in such markets.

This provision shall survive a change of control of NxStage, but only with respect to products incorporating NxStage intellectual property prior to such change of control, and shall not apply to other products which do not include such NxStage intellectual property then made or in the future made by such successor to NxStage following a change of control.

Additionally, so long as any level of Exclusivity is maintained by Customer hereunder, NxStage agrees throughout the Term and any extension term of the Agreement, to provide Customer the right to purchase and/or lease NxStage home hemodialysis Products in Alaska, Hawaii, or any of the United States Territories, to the extent NxStage offers such Products to any other customer in such locations. Customer understands and agrees that Product pricing may be higher than that offered to Customer hereunder, and that NxStage shall have no obligation to offer such Products to Customer at pricing consistent with the terms hereof, unless the same is offered to another NxStage customer.

7. MANUFACTURING/SERVICE/NURSE TRAINING PREFERENCES

So long as any level of Exclusivity is maintained by Customer hereunder, NxStage will grant Customer a preferred position in obtaining equipment, supplies, and service consistent with the obligations outlined in this Schedule E. In order to secure this preferred position, Customer must provide NxStage with a [**] month rolling forecast at the [**] during the Term and any extension term of this Agreement. Such forecast will set forth estimated Product needs, as well as Customer's anticipated new site initiations. Customer will be committed to take delivery of [**] percent ([**]%) of month [**], and [**] percent ([**]%) of months [**], and [**] percent ([**]%) of months [**] of this forecast respectively. Following the first [**] months of this Agreement and through the first [**] years following the Effective Date, NxStage will work in good faith to ensure sufficient resources to deliver [**] percent ([**]%) of months [**] percent ([**]%) of months [**], and [**] percent ([**]%) of months [**] of this forecast, respectively; provided that NxStage's obligation to supply Products (including, without limitation, System One Cyclers and PureFlow SLs) in any given month to Customer shall not exceed more than [**] percent ([**]%) of its NxStage Patient census and Product orders, measured on a product by product basis, in the then-preceding month. After the first [**] years following the Effective Date, NxStage will use all commercially reasonable efforts to ensure sufficient resources to deliver [**] percent ([**]%) of all forecasted demand over such [**] month period; and NxStage's obligation to supply Products in any given month to Customer shall not exceed more than [**] percent ([**]%) of Customer's NxStage Patient census and Product orders in the then-preceding month. NxStage shall use all commercially reasonable efforts to meet Customer's purchase orders during the Term and any extension term of this Agreement, consistent with its forecasts.

NxStage will maintain sufficient nursing capacity to initiate Customer home training/support programs consistent with Customer's forecast, provided those programs are identified in writing to NxStage by the first calendar day of the preceding month, up to a cap of [**] Customer home training/support programs in any month, or up to a cap of [**] Customer home training/ support programs in any month, if those programs are identified in writing to NxStage at least [**] days prior to the requested start date of such up to [**] home training/support programs. Customer shall work in good faith to minimize the variation in

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                                  Page 43 of 45


the number of programs requiring home/training support at site initiation on a monthly basis. NxStage agrees that it shall work in good faith with Customer to meet Customer's training requirements in excess of these limits, including without limitation the [**] Customer home training/support program per month limit.

Notwithstanding any of the foregoing, NxStage shall not be liable for any failure to supply hereunder for any reason whatsoever, including Product recall or Force Majeure ("Inability to Supply"), so long as such failure to supply is not caused by NxStage's willful breach of its obligations hereunder. Customer's sole remedy in the event of an Inability to Supply shall be to terminate this Agreement, if such Inability to Supply is directly responsible for Customer's inability to materially meet the requirements set forth in Sections 1 and 2 of this Schedule E and such period of Inability to Supply continues for six (6) consecutive months. NxStage shall promptly notify Customer of any Inability to Supply in writing and during any such Inability to Supply shall allocate all Products and training capacity to Customer on a first-priority basis consistent with Customer's then-current share of NxStage's equipment field base that have either been purchased or are under lease arrangements, and consistent with the then-effected prescription items included in Customer's Monthly Dialysis Supplies orders; provided that Customer's purchase orders for System One equipment and requests for training capacity shall be allocated to Customer on a first priority basis, so long as the purchase orders and requests for training capacity are consistent with the other requirements set forth herein. NxStage shall use all commercially reasonable efforts to promptly cure any Inability to Supply. During the period of any Inability to Supply, Customer shall be relieved of its obligations under Paragraphs 1 and 2 of this Schedule E, to the extent such Inability to Supply directly prevents Customer from satisfying such obligations. Such obligations shall be reinstated upon the conclusion of an Inability to Supply, with such adjustments thereto as mutually agreed to by NxStage and Customer so as to reflect the impact of such Inability to Supply on Customer's patient volumes.

8. MOST FAVORED NATIONS PRICING

So long as Customer maintains any level of Exclusivity Rights hereunder, NxStage agrees that Customer's Average Monthly Treatment Cost (as hereinafter defined) for each Treatment Bundle (as hereinafter defined) used for chronic home and in-center self care hemodialysis shall, subject to the limitations set forth below, be at all times no less favorable than any other Active NxStage Customer's Average Monthly Treatment Cost for such Treatment Bundles, less the applicable percentage set forth in the table below ("MFN Percentage"); provided that the foregoing calculation shall exclude (i) through January 1, 2008, Active NxStage Customers' Average Monthly Treatment Costs derived pursuant to agreements executed prior to the Effective Date.

RANGE OF VOLUME COMMITMENTS OR
PERCENTAGE INCREASES ACHIEVED
FOR THE APPLICABLE QUARTERLY
PERIOD (1)(2)                           MFN PERCENTAGE
------------------------------          --------------
Minimum Volume Commitment or Minimum    [**]%
Percentage Increase to [**]% Volume
Commitment or [**]% Required
Percentage Increase

> [**]% Volume Commitment or > [**]%    [**]%
Required Percentage Increase

(1) Applicable Volume Commitments or Percentage Increases must be achieved without including an ability to cure.

(2) For quarterly periods ending on March 31 or September 30, NxStage shall look to the range of Volume Commitments or Required Percentage Increases Achieved at the end of the preceding semi-annual measurement period under Paragraph 2 of this Schedule E hereunder.

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                                  Page 44 of 45


For purposes hereof, "Average Monthly Treatment Cost" shall mean Customer's or any other Active NxStage Customer's average monthly bundled purchase or rental/lease price for System One Products for chronic home hemodialysis or in-center self care (assuming for purposes hereof [**] System One per in-center self care patient) [**] (hereinafter referred to as a "Treatment Bundle"), less any discounts provided to Customer or such Active NxStage Customer, as the case may be, including any discounts associated with prepayment or early payment (within [**] days) for such Products, whether or not such discounts are taken. For purposes hereof, Customer's Average Monthly Treatment Costs for each Treatment Bundle shall be calculated on a [**] basis [**] across all Customer Authorized Customer Locations on a nationwide basis. Similarly, for purposes hereof, each Active NxStage Customer's Average Monthly Treatment Costs for each Treatment Bundle shall be calculated on a [**] basis [**] across all locations at which such Active NxStage Customer is presently offering NxStage chronic home hemodialysis therapy and which are owned, directly or indirectly, by such Active NxStage Customer, on a nationwide basis. In calculating Average Monthly Treatment Costs for Customer or other Active NxStage Customers with purchased System Ones, NxStage shall include in such monthly amount for each Treatment Bundle a fee equivalent to the [**], plus any monthly share of equipment service fees, if separately charged. In calculating Average Monthly Treatment Costs for Active NxStage Customers with prepaid leases, NxStage shall include in such Active NxStage Customers' monthly amounts for each Treatment Bundle a fee equivalent to the [**]. In calculating Average Monthly Treatment Costs for Active NxStage Customers with rentals or leases (other than prepaid leases), NxStage shall include in such Active NxStage Customers' monthly amounts for each Treatment Bundle the monthly rental or lease rate paid by such Active NxStage Customer, if such rental or lease rate is separately charged from disposables Product pricing.

NxStage agrees to calculate Customer's and other Active NxStage Customers' Average Monthly Treatment Cost for each Treatment Bundle every calendar quarter during the term of this Agreement, commencing on June 30, 2007 (for the period between April 1, 2007 and June 30, 2007), and to promptly notify Customer in the event a rebate is owed to Customer hereunder for such quarterly period pursuant to the terms of this Paragraph 8. Simultaneous with such notice, NxStage shall provide Customer a quarterly rebate, in the form of a credit to be applied against future purchases hereunder, in an amount equal to the total amount invoiced to Customer for each Treatment Bundle for which another Active NxStage Customer has been charged a lower price than that charged to Customer hereunder less the applicable MFN Percentage (assuming all discounts associated with prepayment or early payment were applied against such invoiced amount, whether or not such discounts were actually earned by Customer, and excluding any Excluded Pricing), multiplied by the percentage difference between (x) Customer's Average Monthly Treatment Cost for such Treatment Bundle and (y) the Average Monthly Treatment Cost charged to such other Active NxStage Customer for such Treatment Bundle less the applicable MFN Percentage set forth in the table above; provided that no rebate shall be owed in the event (i) the Average Monthly Treatment Costs for any Treatment Bundle of other Active NxStage Customers less the applicable MFN Percentage are lower than Customer's Average Monthly Treatment Costs for such Treatment Bundle due to (A) philanthropic reasons, (B) Product evaluations or Product sampling, or (C) credits provided for Product returns or missed treatments or discontinuations of patient therapy, or (ii) only [**] Active NxStage Customer has an Average Monthly Treatment Cost per Treatment Bundle, less the applicable MFN Percentage, lower than Customer during any quarterly period hereunder, and such

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                                  Page 45 of 45


Active NxStage Customer's purchases from NxStage represent less than [**] percent ([**]%) of NxStage's chronic market sales in 2007 or less than [**] percent ([**]%) of NxStage's chronic market sales in 2008 (in such event, no rebate shall be owed hereunder, except that NxStage shall provide a rebate equal to the difference in such Active NxStage Customer's Average Monthly Treatment Cost per Treatment Bundle and Customer's Average Monthly Treatment Cost per Treatment Bundle multiplied by [**] times the number of patients covered by such lower pricing at such Active NxStage Customer during such period; and provided further that Customer has at least that number of patients receiving NxStage therapy under such Treatment Bundle).

Rebates pursuant to this Paragraph 8 will not be owed in the event that discounts for which Customer is eligible are not earned due to Customer's failure to timely pay hereunder (according to the terms of Section 5 of Schedule
B).

An illustrative example of how such rights are calculated hereunder is set forth in Exhibit D.

9. TRAINING

For so long as any level of Exclusivity is maintained hereunder, Customer agrees to work in good faith to develop useful patient modality education tools including home hemodialysis and, in particular, reference to NxStage products as a home hemodialysis treatment alternative. Customer shall use commercially reasonable efforts to introduce all patients of Customer that are considering home therapy to NxStage products.

10. OTHER

Customer shall confirm in writing that there is nothing in its existing contracts that would limit in any way the full and unlimited expansion of NxStage technology in Customer's dialysis centers for home hemodialysis therapy and to not enter into any such contracts during the Term of this Agreement. Customer represents and warrants that it has not entered into any agreement which conflicts with the terms of this Agreement and that it will not do so during the term of this Agreement.

NxStage represents and warrants that it has not entered into any agreement which conflicts with the terms of this Agreement and that it will not do so during the term of this Agreement. Without limiting the foregoing, NxStage agrees that it shall not enter into any distributorship agreements covering sales of the System One for chronic home hemodialysis in the Continental United States, except where such agreements are consistent with Customer's Preferred Relationship, as set forth in Schedule E hereto.

For purposes of this Schedule E, those rights set forth in Sections 4 through 8 hereof are hereinafter referred to as "Preferred Provider Rights". All of such rights shall be terminated if all of Customer's Exclusivity Rights set forth above are terminated.

Attachment A - MARKETS AND EXCLUSIVITY LEVELS
Attachment B - MAJOR DIALYSIS PROVIDER SITES
Exhibit A - STOCK PURCHASE AGREEMENT
Exhibit B-1 and B-2 - TRAINING RATE EXAMPLES
Exhibit C - CURING EXAMPLE
Exhibit D - MFN EXAMPLE

Chronic Outpatient Therapy
Purchase and Rental Agreement DaVita, Inc.

                                  ATTACHMENT A
                         MARKETS AND EXCLUSIVITY LEVELS

[**]

                                  ATTACHMENT B
                        MAJOR DIALYSIS PROVIDER LOCATIONS

[**]

                                    EXHIBIT A
                            STOCK PURCHASE AGREEMENT

  The Stock Purchase Agreement is attached to NxStage Medical, Inc.'s Form 10-K for the fiscal year ended December 31, 2006 as Exhibit 10.31.

                                   EXHIBIT B-1
                MARKET SPECIFIC TRAINING RATE CALCULATION EXAMPLE

[**]

                                   EXHIBIT B-2
                 DAVITA MARKET SPECIFIC TRAINING RATE THRESHOLDS

[**]

EXHIBIT C
CURING EXAMPLES

100% VOLUME COMMITMENT CURE EXAMPLE

June 2008 100% Volume Commitment: [**]
June 2008 Actual: [**] (shortfall of [**])
December 2008 100% Volume Commitment: [**] required)

Patient count required for [**] day interim cure: [**]

     -    [**], plus

     -    [**]% of [**] patient shortfall ([**]), plus

     -    [**]% of [**] patients required for subsequent milestone [**]

Patient count required for full cure at [**] days: [**]

MINIMUM VOLUME COMMITMENT CURE EXAMPLE

June 2008 Minimum Volume Commitment: [**]
June 2008 Actual: [**] (shortfall of [**])
December 2008 Minimum Volume Commitment Cure: [**] required)

Patient count required for [**] day interim cure: [**]

     -    [**], plus

     -    [**]% of [**] patient shortfall [**], plus

     -    [**]% of [**] patients required for subsequent milestone [**]

Patient count required for full cure at [**] days: [**]

MARKET BY MARKET CURE EXAMPLE

Market: [**]

July-December 2008 Target: Lower of [**] (Fixed Market Specific Training Threshold from Attachment A) or [**] (example only, would be calculated Variable Market Specific Training Threshold adjusted for seasonality and market population as described) per month, or the lower of [**] or [**] patients, respectively.

July-December 2008 Actual: [**] patients trained in [**] (also assume failure to meet 100% Volume Commitment initiates Market-by-Market test)

Shortfall: [**] patients

January-June 2009 Target: Lower of [**] (Fixed Market Specific Training Threshold from Attachment A) or [**] (example only, would be calculated Variable Market Specific Training Threshold adjusted for seasonality and market population as described) per month, or the lower of [**] or [**] patients, respectively.

Patients trained in Philadelphia required for [**] day interim cure: [**]

     -    [**]% of [**] patient shortfall, plus

     - [**]% of [**] patient [**] month training volume (at [**] patients/month training rate)

Patients trained in Philadelphia for full cure at [**] days: [**]

     -    [**]% of [**] patient shortfall, plus

     - [**]% of [**] patient [**] month training volume (at [**] patients/month training rate)

                                    EXHIBIT D
                             MFN CALCULATION EXAMPLE

[**]